As filed with the Securities and Exchange Commission on November 20, 2025.

Registration No. 333-291537

UNITED STATES

SECURITIESAND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No.1 to

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XYJ TECHNOLOGY CORPORATION
(Exact name of Registrant as specified in its charter)

Cayman Islands	7370	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

Unit 702, Ocean Point Building, 18 Mary Street,

George Town, Grand Cayman, KY1-9008

Cayman Islands

TEL:+44 07571837901

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Copies to:

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a) may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS (Subject to Completion)

Dated November 14, 2025.

PRELIMINARY PROSPECTUS

ORDINARY SHARES

We are offering 1,000,000 ordinary shares. The offering price of our ordinary shares in this offering is expected to be $2.00 per share. Prior to this offering, there has been no public market for our ordinary shares.

We intend to apply to have our ordinary shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “XYJG.” We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

Investing in our ordinary shares involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our ordinary shares in “Risk Factors”.

We are an “emerging growth company” as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

We are a holding company incorporated in the Cayman Islands as a holding company. The Ordinary Shares offered in this prospectus are shares of the Cayman Islands holding company. For a description of our corporate structure, see “Corporate History and Structure.” See also “Risk Factors – Risks Relating to Our Corporate Structure.”

	PER SHARE		TOTAL
Initial public offering price		$2.00		$2,000,000.00
Underwriting discounts and commissions(1)	$		$
Proceeds, before expenses, to us	$		$

(1)

Does not include accountable and non-accountable expense allowance payable to underwriters. Please see the section of this prospectus entitled “Underwriting” for additional information regarding underwriter compensation.

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Neither we nor any of the underwriters have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor any of the underwriters take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of our common stock.

For investors outside the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock and the distribution of this prospectus outside the United States.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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About This Prospectus

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”). As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s website described below under the heading “Where You Can Find More Information”.

The information contained in this prospectus is accurate as of the date on the front of this prospectus only, regardless of the time of delivery of this prospectus or of any sale of our Common Shares. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information.

In this prospectus, unless the context otherwise requires:

•	“Common Shares” or “our shares” refer to common shares of XYJ TECHNOLOGY CORPORATION;
•	“the Company,” “we,” “us,” “our” and “XYJ” refer to XYJ TECHNOLOGY CORPORATION, a Cayman Islands exempted company.
•	“Hong Kong” refers to Hong Kong Special Administrative Region in the PRC;
•	“BVI” refers to the British Virgin Islands;
•	“dollars,” “U.S. dollars,” “USD,” “$,” and “US$” refer to United States Dollars;
•	“SEC” refers to the Securities and Exchange Commission;
•	“U.S. GAAP” refers to generally accepted accounting principles in the United States;
•	“BVI Act” is to the BVI Business Companies Act (As Revised) as the same may be amended from time to time; and
•	“Cayman Companies Act” refers to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time.

Market data and certain industry data and forecasts used in, or incorporated by reference in, this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

We have obtained the statistical data, market data and other industry data and forecasts used in this prospectus and in our SEC filings incorporated herein by reference from publicly available information. We have not sought the consent of the sources to refer to the publicly available reports in this prospectus.

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INTERNATIONAL FINANCIAL REPORTING STANDARDS

Our financial statements are prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board. Our fiscal year ends on December 31 of each year as does our reporting year.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that precede them.

MARKET AND INDUSTRY DATA

This prospectus contains references to industry market data and certain industry forecasts. Industry market data and industry forecasts are obtained from publicly available information and industry publications. Industry publications generally state that the information contained therein has been obtained from sources believed to be reliable, but that the accuracy and completeness of that information is not guaranteed. Although we believe industry information to be accurate, it is not independently verified by us. Some data is also based on our good faith estimates, which are derived from our review of internal surveys or data, as well as the independent sources referenced above. Assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

TRADEMARKS

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus also contains additional trademarks, trade names and service marks belonging to other companies. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Various statements contained in this prospectus, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning our possible or assumed future results of operations, financial condition, business strategies and plans, market opportunity,  competitive position,  industry  environment,  and potential  growth  opportunities. In some cases, you can identify forward-looking statements by terms such as “may”, “might”, “will”, “should”, “believe”, “expect”, “could”, “would”, “intend”, “plan”,  “anticipate”,  “estimate”,  “continue”,  “predict”,  “project”,  “potential”,  “target,”  “goal”  or  other words that  convey the uncertainty of future events or outcomes. You can also identify forward-looking statements by discussions of strategy, plans or intentions. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, because forward-looking statements relate to matters that have not yet occurred, they are inherently subject to significant business, competitive, economic, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including, among others, those discussed in this prospectus under the  headings  “Risk  Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business”, may cause our actual results, performance or achievements to differ materially from any future results, performance  or  achievements  expressed  or implied by the forward-looking statements in this prospectus, including among other things:

•	our future financial performance, including our expectations regarding our revenue, cost of revenue, operating expenses, including capital expenditures related to asset-intensive offerings, our ability to determine reserves and our ability to achieve and maintain future profitability;
•	risks inherent in an SERVICES-COMPUTER PROGRAMMING, DATA PROCESSING, ETC. business;
•	our ability to develop and market new products;
•	the continued market acceptance of our products;
•	exposure to product liability claims and actions;
•	risks associated with product recalls;
•	the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;
•	our ability to manage operations-related risk;
•	our expectations and management of future growth;
•	our expectations concerning relationships with third parties;
•	the impact ofCOVID-19 on the Company;
•	our ability to maintain, protect and enhance our intellectual property;
•	our ability to successfully acquire and integrate companies and assets;
•	the increased expenses associated with being a public company;
•	exposure to product liability and defect claims;
•	protection of our intellectual property rights;
•	damage to our reputation due to negative publicity;
•	changes in the laws that affect our operations;
•	inflation and fluctuations in foreign currency exchange rates;
•	our ability to obtain all necessary government support;
•	certifications, approvals, and/or licenses to conduct our business;
•	continued development of a public trading market for our securities;
•	the cost of complying with current and future governmental regulations and the impact of any changes in the regulations on our operations;
•	risks related to our international operations;
•	risks associated with expansion into new jurisdictions;

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•	managing our growth effectively;
•	fluctuations in operating results;
•	emerging market risks;
•	global economy risks;
•	our ability to maintain and enhance our market position;
•	our ability to obtain and maintain adequate insurance coverage;
•	our ability to identify and integrate strategic acquisitions, investments and partnerships and to manage our growth;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies;
•	dependence on our senior management and key employees;
•	our ability to maintain the listing of our securities on Nasdaq;
•	our ability to continue to develop new technologies and/or upgrade our existing technologies; and
•	other factors set forth under “Risk Factors.”

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

These and other factors are more fully discussed in the “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by the forward-looking statements contained in this prospectus.

All forward-looking statements included herein attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Any forward-looking statement that we make in this prospectus speaks only as of the date of this prospectus. Except as required by applicable law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements in this prospectus, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors” before deciding whether to buy our Ordinary Shares.

Our Mission

XYJ TECHNOLOGY CORPORATION is a brand company focusing on providing high-quality dating and dating services for the new generation and middle-aged and elderly single groups with clear marriage and dating plans, and accurately matching individual needs with a powerful digital system. The company focuses on service innovation in the marriage and love market, and uses standardized, standardized, technological and large-scale landing operations to help offline stores quickly enhance brand power and influence. At the same time, the online platform creates a personalized "meta-universe Al matchmaker" to analyze user data preferences; Use powerful web3 environment big data to match accurate and suitable potential objects for users. The offline  layout  of thousands of cities and thousands of stores, providing marriage consultation, dating advice, etc., to meet personalized needs, create a real, safe and efficient global marriage industry, set social, marriage, travel, education in one of the happy ecology.

The vision of XYJ TECHNOLOGY CORPORATION is that through its unique and powerful offline and online linkage ability, it can jointly build a marriage and love social metauniverse linked by matchmaking app, so that users can get real happiness and sense of belonging. Solve the marriage and love problems of the new generation of Generation Z and middle-aged and elderly people.

The goal of XYJ TECHNOLOGY CORPORATION is to help lots of individuals become single, successfully form a happy family, help lots of families grow happily, and achieve a rich and loving life. Our vision is to build an international happiness industry ecology and help improve the happiness index of all mankind. We will adhere to the belief of "doing a thing that can be passed on, living up to the years, gathering a happy len, sharing youth", and living up to our mission of "building an international marriage and love social platform and promoting China's happiness to lead the world".

Overview of Our Company

The main business of XYJ TECHNOLOGY CORPORATION is marriage and love social networking and one-stop marriage and love photography services, focusing on online marriage and love social networking and offline physical store management respectively.

The company's business scope includes: marriage referral services; Project planning and public relations services; Wedding ceremony service; Foreign investment. At present, XYJ TECHNOLOGY CORPORATION focuses on business. Part of its technical services are outsourced and it cooperates with other companies to outsource services, thus effectively reducing the allocation of technical personnel and personnel costs.

In terms of business development mode, the company adopts its advantageous partner mode and develops the market by partnership + high share mode, which effectively solves the capital demand problem in the initial stage of enterprise development and greatly reduces the fixed labor cost. This model is good at the management of the company and has been proved to be effective in other internal companies. Therefore, there is not much market risk in choosing the above model XYJ TECHNOLOGY CORPORATION.

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The Industry

1. Industry analysis

(1) Basic industry information

XYJ TECHNOLOGY CORPORATION belongs to the mobile  social network industry. In terms of industry segmentation, it belongs to the open social platform industry. Based on online dating websites and apps, it relies on multiple product matrices such as stranger social interaction, cloud matchmaking and live streaming. And use the meta-universe to power its course.

Mobile social network is a kind of social communication, which is the continuation and expansion of real social communication. After the emergence of communication technology and the Internet, it has brought about telephone, information, video and other communication  methods,  which  are  embodied  in  online  text,  video  chat,  live   shows  on  major  platforms,  online  interest communities and so on.

Social network is not equivalent to instant messaging, carrying the social needs of users. Social networks focus on entertainment, while instant messaging, such as wechat and Whatsapp, focuses on tool attributes. Due to the large number of acquaintances and narrow width of "friend circle", users are not rich enough, and novel social needs need to be filled, and there is a need to expand the  social  relationship  chain.  Stranger,  semi-stranger  social,  live  broadcast,  meta-universe  community,  etc.,  based  on  certain conditions, are used to expand the social relationship chain, meet the needs of users to expand social relations, while taking into account the use experience.

The current mobile Internet has four main tracks: tool applications, content/media platforms (including graphics, audio and video, community, search, portal, etc.), e-commerce (physical e-commerce + service e-commerce + new retail) and game track, almost every track has a part of the product with social network attributes. In the field of mobile social networking, the long-tail effect is obvious. In the field of social acquaintances, Twitter, Facebook, WhatsApp, have a super moat, the status is difficult to shake, many new entrants aim at the vertical social field to seize the subdivision track, build a social entrance to seek new traffic growth points.

(2) The development of mobile social industry

Mobile social network (SNS) is not equivalent to instant messaging (IM), but the development of the two is closely related. Instant messaging (IM) software, as a user's need, appeared before the function of social network (SNS). Driven by network technology, the evolution path of IM products is as follows: Email - multi-person online chat - short message - PC era ICQ, QQ, etc. - Mobile Internet era WhatsApp, Twitter, facebook, etc.; The most important function of SNS products is to meet new friends, from the initial alumni record, personal space model to love friends, interests, workplaces and other vertical common development.

(3) The state of the mobile social industry

From a macro point of view, the international Internet industry has entered a stage of steady growth, and the digital economy provides important support for the global economic recovery. In 2021, the estimated value added of the digital economy in 47 countries will reach US $38.1 trillion, a nominal increase of 15.6% over the same period last year, accounting for 45.0% of GDP. Industrial digitalization is still the main engine of the development of digital economy, accounting for 85% of the digital economy, among which, the digitalization of the tertiary industry leads the transformation and development of the industry, and the digital economy of the primary, secondary and tertiary industries accounts for 8.6%, 24.3% and 45.3% of the added value of the industry respectively. It has maintained steady growth from 2017 to 2020. The income of Internet enterprises has maintained a certain growth rate, which belongs to the stable development stage.

The increase in Internet popularity provides a huge potential user base for mobile social networks.

With the popularization of the Internet and the iteration of communication technology, the number of Internet users continues to grow, the Internet penetration rate in urban and rural areas has increased significantly, and the Internet user base continues to expand. According to the 2022 White Paper on Global Digital Governance, digital globalization is deepening and network coverage is gradually improving. From 2015 to 2021, international bandwidth will increase from 155 Tbit/s to 932 Tbit/s, fixed broadband penetration will increase from 11.4% to 16.7%, and 3G and above mobile network coverage will increase from 78.3% to 95%. The Internet penetration  rate  rose  from  40.5%  to  66%(see  Figure  2),  and  the  coverage  and  quality  of the  network  have  greatly improved.

Social communication applications are stable, but the demand for social segments continues to rise.

According to the data released by the multi-platform Internet user behavior monitoring platform, the usage time and user penetration rate of communication social application users have entered a stable stage, and the demand of the instant messaging industry (IM) has declined. In contrast, the rise of image and video communities, text communication communities and mobile social network (SNS) related segments is very noteworthy.

Generation Z is the main driver of social networking.

Generation Z (those born between  1995 and 2009) is the primary driver of the evolution of the international social networking market. As a group that grew up in the Internet era, Generation Z is more accustomed to interacting with people online, and has also become the most profound group of people infiltrated by Internet algorithms. On the one hand, thanks to the convenience of smart technology and mobile phone products, this generation is more eager to establish real connections and deep relationships outside of the social circle. Unlike traditional "acquaintance networking", they are eager to establish deeper connections with like- minded people in the virtual world, so that they can open up and speak freely.

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Generation Z is a highly sticky user group of social networks, but also has a higher willingness to consume and consumption power.

The characteristics of Generation Z group are high education, information, better economic level and consumption strength, high consumption autonomy, and more willing to "pay" for online digital products.

According to the usage time, the Age Z group belongs to the highly sticky user group of mobile social networks. More than 60% of the Age Z group use its related functions for more than 1 hour per week, and 36% of the Age Z users use it for more than 3 hours per week.

At the same time, according to the survey data, we can conclude that from the vertical and horizontal perspectives, the users of Generation Z have stronger consumption willingness and consumption strength. From the vertical perspective, the generation Z group, whether it is a low and medium consumption group or a high consumption group, has a higher consumption willingness. Compared from the time level (2017-2026E), Generation Z users of mobile social users generally bring higher income to various mobile social platforms. The new generation of social network users, mainly Generation Z, will gradually expand the value-added service market.

(4) Segment: Open social networks

Open mobile social networks, or stranger social networks, correspond to "closed social networks based on offline acquaintance relationships." In contrast to Tiktok and other products that rely on one-way matching algorithms and only consider users' one-way satisfaction, stranger social is a product that aims at two-way matching and two-way satisfaction between users (such as Tinder, Badoo,  Soul,  etc.),  so  its  modeling  and  algorithm  are  extremely  complex.  Second,  stranger  socialization  has  a  unique  and impersonal feature, which means that each user has a different look, occupation, personality, and even the same person behaves differently to different people.

Generally speaking, the social goals of strangers mainly consider three dimensions: activity (including the number of new accounts, duration of use, daily visits, frequency of conversations, etc.), liking tendency (liking ratio, etc.), and attraction degree (being liked ratio,  information  click  rate,  information  viewing  time,  etc.).  The  intelligent  recommendation  system  needs  to  estimate  the bidirectional probability by matching the "like" probability of both sides, so as to obtain the success rate of matching private chat between both sides. The timeliness and success rate of feedback will affect the user's activity and retention.

Our business

The vision of XYJ TECHNOLOGY CORPORATION is that through its unique and powerful offline and online linkage ability, it can jointly build a marriage and love social metauniverse linked by matchmaking app, so that users can get real happiness and sense of belonging. Solve the marriage and love problems of the new generation of Generation Z and middle-aged and elderly people.

The App is a virtual marriage and love social platform for the young generation. It breaks geographical and social restrictions, allowing young people to establish and maintain a wide range of relationships with virtual identities through interests. The platform will use big data to identify matches and provide them with tips and help on marriage and love. The platform is not based on appearance level, everything is interest-based and decentralized, and operates in a gamified way. The App allows non-users to use virtual identities in virtual Spaces and to socialize and connect through different powerful, open and gamified interaction pathways, and to own digital assets. We hope to use this App to give the ability of self-value expression, promote the establishment of real relationships, and thus open a marriage and love social meta-universe platform that can be formed based on the self-renewal of users' creative ideas.

The  offline  operation  platform  mainly  serves  our  customers  by  laying  out  offline  stores.  When  the  online  relationship  has developed to a certain extent, the company can provide them with a safe and friendly offline real environment as their first meeting. At the  same time, offline  stores bear the function of serving middle-aged and elderly people in love and marriage, which is currently in a rapid growth stage in the international love and marriage market, but it is a relatively blank place.

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Our Solution

XYJ TECHNOLOGY CORPORATION is based on open mobile social networks, takes dating and live streaming as the main profit track, and introduces the concept of metaverse to lead the transformation of social applications.

Live broadcasting has been developed for more than ten years and has become the main driving force for various application scenarios.

As users get used to live streaming for entertainment and relaxation, the number of live streaming users and the market size have grown  significantly. According  to  the  2022  annual  report  on  the  global  (excluding  Mainland  China)  live  streaming  industry released by  Stream Hatchet data, the live streaming platform has always had a relatively stable user base, and is also a very excellent  brand  marketing  and  new  tour  promotion  channel.  Major  live  streaming  platforms  overseas  (Twitch+Youtube Gaming+Facebook Gaming) received 29.5 billion hours of viewing for the year. Anchors establish an emotional connection with the audience in the live broadcast, so the overall user stickiness is strong.

Compared with the game live broadcast, the company's main live show, live with the user stickiness is higher, and the cash ability is stronger. Although the user scale of show live broadcasting is smaller than that of game live broadcasting, the single user value and market scale of show live broadcasting are larger than game live broadcasting because the audience of show live broadcasting is generally 25-34 years old, with strong economic strength and stronger paying ability. The user's reward to the anchor and the sharing of goods have also become the main source of income for the platform and the anchor.

Dating track, the company is committed to finding new breakthrough points in mature markets.

Traditional matchmaking methods are mainly introduced by acquaintances or matchmakers. With the popularity of mobile social networking platforms, Internet dating has spawned more business service models.

At the same time, about 38.7 percent of singles are willing to try online dating, 25.5 percent are not sure, and about 25.5 percent are definitely not willing, according to a research by ANSin International. Taking into account the shy groups and those who are not familiar with online dating, we believe that the group willing to use Internet dating is at least 40% of the entire single population. From the perspective of age division, the age group of Internet dating users is 25-30 years old, followed by users under 25 years old, which shows that generation Z has become the leading group and the biggest development driver of the dating market.

Move into the metacomes social concept and embrace the new opportunities of the next stop of the Internet.

2021 will be the first year of the metacom, and the social + metacom, which was born with the metacom, is also expected to be the next outlet of realization.

As an existing cutting-edge IT technology (VR, blockchain, big data AI, Internet of Things, 5G), Metauniverse is expected to solve the biggest pain points of online social communication: sense of reality and presence, by creating an open ecosystem, giving users a more real interactive feeling, a deeper immersive experience, and a sense of continuous social interaction.

With the development of digital economy and hardware and software technology, the social + meta-universe is based on virtual images, and digital assets, advertising and new marketing strategies based on the meta-universe ecology will also create a new round of industry cash opportunities. Looking at the use of Meta (formerly Facebook), Epic's Fortnite, Roblox, Tinder, and China's metacomes Soul, the social metacomes will have five characteristics: avatars, social assets, immersion, economic systems, and inclusiveness. AR/VR and other equipment technologies will realize the scene construction of embodied communication for the meta-universe social, and help the social platform form an immersive scene. Users can create a "creator economy" model in the social space to form a meta-cosmic social platform economic system.

The meta-universe will be a close integration of the virtual world and the real world in the economic system, social system and identity system.

According to Tsinghua University's "2020-2021 Meta-Universe Development Research Report", it will be a virtual world parallel to reality in the social scene, real-time online, users can rely on their own virtual avatar, experience a variety of immersive social scenes, and establish social connections in a common experience close to the real. In the vision of Meta founder Zuckerberg, in the meta-universe, everyone can use their favorite virtual image, and all activities of users will be  completed in the virtual space through  virtual  identity.  The  virtual  identity  in  the  meta-universe  has  the  characteristics  of consistency  and  strong  sense  of substitution, generally relying on customized virtual images, image skin and unique characteristics of the image will give users a unique sense of immersion and sociability. Avatars can be transformed according to the user's preferences, and this has even led to the birth of a new profession of "face pinchers", who design avatars with new personalities to form unique meta-cosmic assets to be sold in the virtual world. In addition, virtual identity greatly meets the needs of Generation Z to socialize with strangers, reducing the online social mode of blindly looking at faces, so as to form a pressure-free social experience based on personal interests and three views.

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Metaverse will help monetize social platforms and accelerate the monetization of open social networks.

The core of the meta-universe lies in the formation of the economic system. As a platform for creating, realizing and sharing value, users can create a "creator economy" model in the social space and make use of the user-generated content (content published by ordinary users in the network community) attribute of the meta-universe. Create and expand your own virtual space and earn income by creating and selling original items. The meta-universe social platform or will have its own virtual digital currency to form an exclusive economic system, such as Soul launched Soul coin or prototype, users can enjoy the virtual world decoration virtual image, increase the number of matches between users, virtual gifts and other services.

Our business model

(1) Current profit model

The company's current matchmaking app has been launched and is in the early stage of development, but it will be one of the important carriers for future business development, and another important pillar is offline stores, which will form an important cornerstone for the development of the group.

The company is still in the initial stage of enterprise development, so the current income is relatively simple, mainly based on membership fee service income. The company adopts the promotion model of partners, in the case of ensuring that the company does not suffer substantial losses, most of the profits are transferred to the partners, and the company is guaranteed to achieve rapid horse racing.

(2) Future profit model

When the company opens a certain number of offline stores, the brand will have more visibility, and the business income will develop towards the upstream and downstream of the industry. As an online platform, this App will develop to more than 1 million registered users through the diversion of offline doors and online customer acquisition, which will bring more Internet value-added services and advertising revenue.

2.1) Cooperative brand revenue. After the company's offline stores have scale effects, brands related to marriage will cooperate with the company to generate revenue sharing. From the perspective of the whole industry chain of marriage  and love, it is a market of more than one trillion yuan.

2.2) Internet value-added services. This App platform is a matrimonial social platform. With the growth of users, the platform can provide members with online value-added services, such as virtual images, virtual clothes, virtual meeting rooms, gifts and other virtual items.

2.3) Advertising revenue. As the number of users grows, the company relies on online and offline stores to generate advertising revenue together. As the number of members of the  company grows, the proportion of membership  fee revenue will decrease significantly.

Our Competitive Strengths

With the gradual development of generation Z, middle-aged and elderly people as important users of marriage and love services, marriage and love concepts and needs are more diversified, differentiated and personalized. At the same time, through the catalysis of the COVID-19, online and offline business of marriage and dating has been further integrated. In this context, marriage and dating platforms continue to increase their cloud dating, exploring pan-social and entertainment products and services to meet the needs of young people. XYJ TECHNOLOGY CORPORATION is committed to conducting a panoramic scan of the online marriage and dating industry, sorting out the development status and trend of the online marriage and dating industry, helping the online marriage and dating industry opportunities, and improving service capabilities.

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(1) New model driving force

After years of development, the online dating industry has entered a mature stage of application. The landing of big data, artificial intelligence, live video  and  other technologies in Internet marriage products  and  services has brought  a more intelligent  and efficient experience, and promoted the innovation of online marriage and dating forms and gameplay. In terms of commercial performance, manufacturers actively layout the marriage ecology, online and offline efforts to create a diversified business matrix; At the same time, integrate resources to explore marriage + cross-border innovation, and continue to enrich scene services. The penetration  rate  of  online  dating  services  increased  significantly  during  the  epidemic,  while  the  offline  business  gradually recovered as the epidemic prevention and control situation continued to improve. During this period, the head brands represented by Match Group, Tinder, and OkCupid actively promoted the further integration of online and offline marriage channels and services to promote the development of the industry.

(2) Rich online modes

Cloud dating has been added to the dating platform, and its functions and experience have been continuously optimized. "Cloud dating" with big data matching and live chat interaction as the core has developed into one of the mainstream dating methods. Its features of pan-entertainment and strong interaction satisfy users' demands for online immersion experience in marriage and love, effectively  driving  the  growth  of  users'   activity  and   stickiness.  It  has  become  the   continuous  layout  direction  of  major manufacturers. With the post-90s and post-95s becoming the main force of the marriage market, the interactive, entertaining and personalized development of online marriage and dating services has become the focus of all platforms. While enriching product functions and introducing innovative gameplay, the head marriage and dating platform actively links multiple subjects such as trend brands and Kols, and creates marriage IP to help brand communication.

Our Challenges

Different from traditional matchmaking channels, online dating platforms require a large number of users and data to match chat partners, and it is difficult to match users to a certain level if there is not enough user data. At present, the Marriage platform App developed by XYJ TECHNOLOGY CORPORATION still needs more users to join in order to expand our user base and database.

Secondly, we are also faced with the challenge that mature dating platforms, such as Tinder, Match Group, Bumble and others, are the preferred dating platforms for single people, which will cause certain impact and difficulties for our promotion. These mature dating platforms have huge customer groups and resources. It will pose certain challenges to us.

Our market opportunity

Competition in the open social field is fierce, and it is difficult to form a dominant company. The global online dating leader Match Group has said that the online dating industry has three characteristics:  1) low penetration rate; 2) Not winner-takes-all; 3) The average user uses at least 3 similar products at the same time. According to  Statista survey data, in 2022, a large number of products used by online dating brands in the United States maintained a penetration rate of about 30%, including Bumble 36% and Tiner 33%. In fact, Match Group also practices a multi-product matrix strategy, including Tinder, Match, OkCupid, Hinge and dozens of other online dating apps.

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This also means two points, the new players will not develop too difficult, in the development of Soul, as a social software that has gradually entered the user's sight for nearly five years, its activity and MAU have been in a rapid growth stage, as of 2021, the average monthly active users of Soul reached 31.6 million. The average number of daily active users reached 9.3 million, basically three times that of 2019.

The marriage rate is affected by many factors, and the phenomenon of late marriage is becoming normal. With the awakening of the consciousness of independence and the deepening of the concept of gender equality, the post-90s and post-00s are more in pursuit of high-quality marriage relationships. Under the influence of many factors, such as the imbalance of sex ratio, the decline of marriagable population and the change of concept, the marriage rate has maintained a downward trend in recent years, on the other hand, the divorce rate has declined. Generation Z has entered the marriage and love market, diversified marriage and love values and needs, and Generation Z has gradually developed into an important user of marriage and love services. Under the high penetration of the mobile Internet, the Z generation has diversified interests and hobbies, and has a higher acceptance of the new concept of marriage  and love, and the demand for marriage and love services also shows the characteristics of alienation and personalized.  Mate  selection:  Moral  character  is  the  main  factor  to  consider,  and  appearance  conditions  are  less  important. According to the survey results, 56.4% of the users who have used professional dating services or products in the past year value each other's moral character most when choosing a marriage partner; The users who are most concerned about economic conditions and working ability account for 33.4% and 29.3%, respectively, ranking second and third. Overall, the user's mate selection criteria are  diversified, personal  quality  factors become the primary yardstick,  and the  importance  level  of appearance  conditions  is relatively lowest. Single reason: the opposite sex social opportunities are less, not good at opposite sex social is the main reason. According to the survey results, the narrow social circle of the opposite sex is the main reason for single, accounting for more than 25 percent; The factor that is not good at communicating and getting along with the opposite sex ranks second with 22.2%; About 20% of users are single due to limited time and energy, no time to love and make friends; About 10% of users are single due to high standards for choosing a spouse. From the perspective of the distribution of single reasons, the market has greater potential demand for accurately matched marriage and love social products and emotional counseling services. Users take mate selection as the core purpose and have the motivation of making friends. Finding a marriage partner and finding a love partner are the main purposes of users using the marriage and love platform, accounting for 70.9% and 63.0% respectively; Users with the purpose of expanding the circle of friends, killing time and obtaining emotional guidance accounted for 38.6%, 31.9% and 22.7%, respectively. Dating products covered such needs through innovative dating models and layout derivative services.

The elderly matchmaking market exceeds $10 billion. With the increasing degree of aging, the number of elderly people living alone is also increasing. The empty nest has replaced the traditional family living pattern of living with children and become the most important way of living for the elderly. The number of divorced and widowed elderly people aged 40 and over even exceeds 100 million, assuming that each person is willing to spend 100 yuan on the matter of marriage and love, the entire market size will be more than 10 billion.

This neglected segment of the elderly should be taken seriously. Of course, there are still many difficulties and great opportunities in the marriage market for the elderly.

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1) The remarriage situation of the elderly is not optimistic. At present, people are more concerned about the material life of the elderly, and their emotional loneliness is often ignored. Due to gradually away from social life, no children or children independent family after only themselves, and the frequency of contact with relatives and friends is reduced, the elderly will feel extremely lonely, this sense of loneliness is stronger than young people, easy to cause mental damage to the elderly. In fact, in terms of physical and mental health, remarriage is a very good choice. Existing studies have shown that the spouse is the key to determining the happiness of the elderly in their later years, and plays an important role in the emotional comfort and living assistance of the elderly. Compared with the elderly living alone, the elderly who live with their spouse are healthier. Older people in the mourning period have a higher risk of death than the general elderly. But the remarriage of older people is not so good. Most remarriages even end in divorce. Data show that the vast majority of widowed elderly people have a desire to remarry, but less than 10% of them have marriage registration, and some of them choose "hidden marriage" that is, not to register for marriage, but live like a husband and wife.

2) There are three main ways of middle-aged and elderly dating: The basic way of middle-aged and elderly dating includes acquaintance introduction, TV dating shows, Internet dating websites, etc.

Acquaintance  introduction.  Acquaintance  introduction  is  the  traditional  matchmaking  channel  for  middle-aged  and  elderly people, but in fact, this way of making friends for many elderly people, psychological resistance is relatively large, and due to the lack of professional matching and guidance, the success rate of relying solely on the eye edge is extremely low.

TV dating show. There is also a well-known way for middle-aged and elderly people to meet each other - middle-aged and elderly TV dating shows. TV dating shows can not only gain revenue according to viewership, title fee, advertising placement, short video distribution, but also include the service fee of each guest, and the membership fee of offline guests. It can be seen that the payment potential of middle-aged and elderly groups is very large.

Internet dating, in foreign countries, middle-aged and elderly Internet dating sites are very popular. Dating sites have emerged, such as OurTime, SilverSingles, DatingforSeniors and SeniorMatch, to provide matchmaking services for people over the age of 50. Some of the most famous are SeniorMatch and OurTime. OurTime is part of MatchGroup, founded in 1993 by GaryKremen and PengT.Ong and headquartered in Dallas, Texas, USA, an online dating and dating company with a market capitalization of more than $15 billion.

Our Corporate Structure

The organizational structure of our company consists of a board of directors, a strategy committee and an executive committee. Wang Chen serves as the Chief Executive Officer, Yan Tingting serves as the executive president, and the management team has seven core personnel and a total of 25 core marketing team members to ensure the company's legal and compliant operation and business development.

Our Strategy

(1) The development scale of offline stores

XYJ TECHNOLOGY CORPORATION The operation of offline stores will enter the stage of rapidly laying offline stores. It is expected that the laying situation in the next 3 years is as follows:

	2023	2024	2025
Offline stores	300	500	800
Average members per store	200	400	600
Total membership	60000	200000	480000

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(2) Online meta universe marriage platform

XYJ TECHNOLOGY CORPORATION has completed the launch of this App network, and will provide support for offline stores and complete the mutual diversion of online and offline. According to the gap with the company management, the number of online registered members is calculated as follows：

	2023	2024	2025
Total membership	50	100	150
Paying member	5	10	15

Implications of Our Being an “Emerging Growth Company”

On September 9, 2022, the SEC adopted inflation adjustments mandated by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As a result, an “emerging growth company” will lose its emerging growth company status on the last day of the fiscal year in which it has $1.235 billion or more in total. As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the JOBS Act. “An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

•	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;
•	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;
•	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;
•	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);
•	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;
•	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and
•	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Class A Ordinary Share held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

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Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the  Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	We are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;
•	For interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	We are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	We are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	We are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
•	We are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq  Stock Market (Nasdaq), must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

•	The requirement that a majority of the board of directors consist of independent directors;
•	The requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;
•	he requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	The requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Our Corporate Information

Our registered office in the Cayman Islands is located at the offices of Unit 702, Ocean Point Building, 18 Mary Street, George Town, Grand Cayman, KY1-9008, Cayman Islands, KY1-1106.

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THE OFFERING

Issuer	XYJ TECHNOLOGY CORPORATION

Securities Being Offered	1,000,000 Ordinary Shares, par value US$0.0001 per share

Offering Price	We expect that the initial public offering price will be US$2.00 per Ordinary Share.

Ordinary Shares Outstanding Immediately Before This Offering	7,000,000 Ordinary Shares

Ordinary Shares Outstanding Immediately After This Offering	8,000,000 Ordinary Shares (or Ordinary Shares if the underwriters exercise their option to purchase additional Ordinary Shares in full).

Voting Rights	Each Ordinary Share is entitled to one vote.

Use of Proceeds

Ⅰ. Product development and iteration

Ⅱ. Build upstream and downstream ecological chain

Ⅲ. Market research and expansion

Ⅳ. Online and offline media promotion

Ⅴ. Intellectual Property Protection

Ⅵ. Talent Team Building

Ⅶ. Build directly operated stores

Ⅷ. Other operating liquidity

Ⅸ. User expansion and customer acquisition

Proposed Nasdaq Trading Symbol and Listing	We intend to apply to have our ordinary shares listed on the Nasdaq under the symbol “XYJG”

Lock-up

Our  directors,  executive  officers,  and  shareholder  who  own  5%  or  more  of  the outstanding Ordinary Shares intended agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares  or  securities  convertible  into  Ordinary  Shares  for  a  period  of  6  months commencing on the date of this prospectus. The Company is also prohibited from conducting offerings during this period and from re-pricing or changing the terms of existing options and warrants. See “Underwriting” for additional information.

Risk factors	See “Risk Factors” for a discussion of risks you should carefully consider before investing in our Ordinary Shares.

Transfer Agent

Payment and settlement

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business

We have grown rapidly in recent years and have limited experience operating at our current scale of operations. If we are unable to manage our growth effectively, our brand, company culture and financial results may suffer.

We have grown rapidly in the past year and our recent growth rates and financial results should not be considered indicators of our future performance. In order to effectively manage and leverage our growth, we must continue to expand our sales and marketing, focus on innovative product and website development, and upgrade our management information systems. Our continued growth has in the past and may in the future strain our existing resources and we may experience ongoing operational difficulties in managing our operations in numerous jurisdictions, including difficulties in recruiting, training and managing a dispersed and growing  employee base. Failure to  expand  and maintain  our company  culture through  growth may harm  our  future  success, including our ability to retain and recruit personnel and to effectively focus on and pursue our corporate goals.

SERVICES-COMPUTER PROGRAMMING, DATA PROCESSING, ETC. is evolving rapidly and may not evolve as we expect. Even if our net sales continue to grow, our net sales growth rate may decline in the future due to a variety of factors, including macroeconomic factors, changes in supply and supply chain, changes in consumer preferences, increased competition and the maturation of our business. Accordingly, you should not rely on our net sales growth rates for any prior period as an indicator of our future performance. Our overall growth in net sales will depend on many factors, including our ability to:

1) price our products and services effectively so that we can attract new customers and expand our relationships with existing customers.

2) accurately forecast our net sales and plan our operating expenses.

3) compete successfully with other companies that are or may be entering our competitive market in the future and respond to developments in those competitors, such as pricing changes and the introduction of new products and services.

4) Complying with existing and new laws and regulations that apply to our business.

5) Successfully expanding into existing markets and entering new markets, including new geographic areas and categories.

6) The successful introduction of new products and enhancements to our products and services and their features, including in response to new trends or competitive dynamics or customer needs or preferences.

7) Successfully identifying and acquiring or investing in businesses, products or technologies that we believe will complement or expand our business.

8) Avoiding disruptions or interruptions in the distribution of our products and services.

9) Providing quality support to our customers that meets their needs.

10) Hiring, integrating and retaining talented sales, customer service and other personnel.

11) Effectively managing the growth of our business, personnel and operations, including the opening of new showrooms.

12) Effectively managing the costs associated with our business and operations.

13) Maintaining and enhancing our reputation and brand value.

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Because of our limited history of operating our business at our current  scale, it is difficult to assess our current operations and future  prospects,  including  our  ability  to  plan  for  and  model  future  growth.  Our  limited  operating  experience  at  this  scale, combined with the rapidly evolving nature of the markets in which we sell our products and services, the significant uncertainty about how these markets will develop and other economic factors beyond our control, reduces our ability to accurately forecast quarterly  or  annual  revenues.  Failure  to  effectively  manage  our  future  growth  could  adversely  affect  our  business,  financial condition and results of operations.

We have limited sources of working capital and will need substantial additional financing.

The working capital required to implement our business strategy and R&D efforts will most likely be provided by funds obtained through offerings of our equity, debt, debt-linked securities, and/or equity-linked securities, and revenues generated by us. No assurance  can be  given  that  we  will  have  revenues  sufficient  to  sustain  our  operations  or  that  we  would  be  able  to  obtain equity/debt financing in the current economic environment. If we do not have sufficient working capital and are unable to generate sufficient revenues or raise additional funds, we may delay the completion of or significantly reduce the scope of our current business plan; delay some of our development and clinical or marketing efforts; postpone the hiring of new personnel; or, under certain dire financial circumstances, substantially curtail or cease our operations.

We may need to engage in capital-raising transactions in the near future. Such financing transactions may well cause substantial dilution to our shareholders and could involve the issuance of securities with rights senior to the outstanding shares. Our ability to complete additional financings is dependent on, among other things, the state of the capital markets at the time of any proposed offering, market reception of the Company and the likelihood of the success of its business model and offering terms. There is no assurance  that  we  will  be  able  to  obtain  any  such  additional  capital  through  asset  sales,  equity  or  debt  financing,  or  any combination thereof, on satisfactory terms or at all. Additionally, no assurance can be given that any such financing, if obtained, will be adequate to meet our capital needs and to support our operations. If we do not obtain adequate capital on a timely basis and on satisfactory terms, our revenues and operations and the value of our Ordinary Shares and Ordinary Share equivalents would be materially negatively impacted and we may cease our operations.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We rely on a wide portfolio of intellectual property to operate our businesses and we may not be able to effectively protect these intellectual property and proprietary rights against infringement, misappropriation or other violation, or efforts to safeguard our intellectual property may be costly.

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We rely on a combination of trademark, copyright and trade secret protection laws in the U.S., the British Virgin Island, the Cayman Island, and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights.  We  enter  into  confidentiality  agreements  with  our  employees  and  any  third  parties  who  may  access  our  proprietary information, and we rigorously control access to our technology and information. However, we cannot guarantee that we have entered into confidentiality agreements with each party that may have or have had access to our trade  secrets or proprietary information. Such agreements may be breached by counterparties, who may disclose our proprietary information, including our trade secrets, or claim ownership in intellectual property that we believe is owned by us, and there may not be adequate remedies available to us for any such breach. In addition, we do not enter into intellectual property assignment agreements in the ordinary course and rely on the intellectual property rights we obtain from our employees by operation of law. The intellectual property rights we obtain by operation of law may not extend to all intellectual property rights developed by our employees and contractors and individuals not subject to invention assignment agreements may make adverse ownership claims to our current and future intellectual property rights. We therefore may not possess ownership rights in all intellectual property rights that we regard as our own or that are necessary for the conduct of our business.

In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third parties, we would have no right to prevent them from using that technology or information to compete with us. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to protect and enforce our trademarks and trade names, or build name recognition in our markets of interest thereby harming our competitive position.

The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering or developing common law rights in such trademarks, and if we are not successful in challenging such rights, we may not be able to use these trademarks to develop brand recognition of our technologies, products or services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. Further, we may in the future enter into agreements with owners of such third-party trade names or trademarks to avoid potential trademark litigation which may limit our ability to use our trade names or trademarks in certain fields of business.

If we fail to maintain an effective quality control system, our business could be materially and adversely affected.

We place great emphasis on product quality and adhere to stringent quality control measures and have obtained quality control certifications for our products. To meet our customers ’ requirements and expectations for the quality and safety of our products, we have adopted a  stringent quality control  system to ensure that every  step of the production process is  strictly monitored and managed. Failure to maintain an effective quality control system or to obtain or renew our quality standards certifications may result in a decrease in demand for our products or cancellation or loss of purchase orders from our customers. Moreover, our reputation could be impaired. As a result, our business and results of operations could be materially and adversely affected.

Any lack of requisite approvals, licenses or permits applicable to our business operations may harm our business.

We may not be able to obtain all the licenses and approvals that may be deemed necessary to operate our business. Because we operate in multiple jurisdictions, the relevant laws and regulations, as well as their interpretations, could be different from the U.S. This can make it difficult to know which licenses and approvals are necessary, or the processes for obtaining them. For these same reasons, we also cannot be certain that we will be able to maintain the licenses and approvals that we have previously obtained, or that once they expire we will be able to renew them. We cannot be sure that our interpretations of the rules and their exemptions have always been or will be consistent with those of the local regulators.

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As we expand our businesses, we may be required to obtain new licenses and will be subject to additional laws and regulations in the markets we plan to operate in. If we fail to obtain, maintain or renew any required licenses or approvals or make any necessary filings or are found to require licenses or approvals that we believed were not necessary or we were exempted from obtaining, we may be subject to various penalties, such as confiscation of the revenues or assets that were generated through the unlicensed business activities, imposition of fines, suspension or cancelation of the applicable license, written reprimands, termination of third-party arrangements, criminal prosecution and the discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

We may experience significant fluctuations in our results of operations and growth rate.

We have grown significantly in recent years, and we intend to continue to expand the scope and geographic reach of the services we provide. Our anticipated future growth will likely place significant demands on our management and operations. Our success in managing our growth will depend, to a significant degree, on the ability of our executive officers and other members of senior management to operate effectively and on our ability to further improve and develop our financial and management information systems, controls and procedures. In addition, we expect to have to adapt our existing systems and introduce new systems, train and manage our employees and improve and expand our sales and marketing capabilities.

Revenue growth may slow down or decline for any number of reasons, including our inability to attract and retain sellers and buyers, decreased buyer spending, increased competition, slowing overall growth of the marriage and love intermediary market, the emergence of alternative business models, changes in government policies and general economic conditions. We may also lose buyers and sellers for other reasons, such as a failure to deliver satisfactory customer or transaction experience or high-quality services. If we  are unable to properly and prudently manage our operations as they continue to grow, or if the  quality of our services deteriorates due to mismanagement, our brand name and reputation could be significantly harmed, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Our results of operations may fluctuate significantly as a result of a variety of factors, including those described above. As a result, historical period-to-period comparisons of our results of operations are not necessarily indicative of future period-to-period results. You should not rely on the results of a single fiscal quarter as an indication of our annual results or our future performance.

If we fail to effectively promote our business and attract new and retain current buyers and sellers, our business, results of operations and prospects may be materially and adversely affected.

We  believe  that  the  effective  promotion  of  our  business  is  of  significant  importance  to  our  success.  Enhancing  our  brand recognition in the marriage and love intermediary market is critical to increasing the quantity and depth of engagement of sellers and buyers with our platform, which, in turn, enhances the appeal and assortment of products and services to buyers. We have conducted and will continue to conduct various marketing and promotional activities, including through both digital channels and offline media, aimed at increasing the visibility of our business, the attractiveness of our platform for our sellers and buyers and the growth of buyer traffic on our websites and mobile apps. We cannot assure you, however, that these activities will be effective in achieving  the  intended promotional  impact  on  our business.  In  addition,  our buyers  and  sellers  may  have  conflicting  views regarding some of the new initiatives we introduce to improve our platform, which can diminish our attempts to maintain a positive network effect and negatively affect our buyer and seller base. Further, any negative publicity relating to our products or services, regardless of its veracity, could harm our reputation and cause buyers and sellers to leave our platform, which would have a material adverse effect on our business, financial condition and results of operations. If our marketing efforts are not successful in attracting  new  and  retaining  current  buyers,  our  business,  prospects,  financial  condition  and  results  of  operations  could  be materially and adversely affected.

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We are subject to risks related to online transactions and payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts (including promotional financing) and customer invoicing. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from customers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. We may also suffer losses from other online transaction fraud, including fraudulent returns. If we are unable to detect or control credit card or transaction fraud, our liability for these transactions could harm our business, financial condition and operating results.

If we fail to maintain and enhance our brand, our business, prospects and results of operations may be materially and adversely affected.

We believe that maintaining and enhancing our XIYUANJI brand is significantly important to the success of our business. A well-recognized brand is critical to increasing the number of buyers and sellers and the level of their engagement and, in turn, enhancing  the  attractiveness  of  our  products  and  services  to  them.  Despite  conducting  a  number  of  brand  promotion  and recognition activities from time to time, we cannot assure you that these activities will be successful in the future or that we will be able to  achieve the brand promotion  effects that we  expect.  In  addition,  our  competitors may  increase the  intensity  of their marketing campaigns, which may force us to increase our advertising spend to maintain our brand awareness. If our brand is harmed or we are forced to increase our marketing expenses, our business, prospects, financial condition and results of operations could be materially and adversely affected.

We operate in a competitive market. If we fail to retain our current market position, our business and results of operations could be materially and adversely affected.

The markets for our products and services are competitive and rapidly evolving. The successful execution of our strategy depends on our ability to continuously attract and retain sellers and buyers, expand the market for our products and services, continue technological innovation and offer new capabilities to sellers and buyers. We have many competitors not only among other e- commerce companies, but also physical stores and a large and fragmented group of other offline retailers. We compete with these current and potential competitors for both sellers and buyers. From time to time, our buyers may decide not to continue purchasing products on our platform for various reasons, including choosing to shop in offline retail stores once more. Our sellers may also decide to switch to our competitors ’ services. Some of our existing or potential competitors may have greater resources, capabilities and expertise in management, technology, finance, product development, sales, marketing and other areas. Further, the internet facilitates competitive entry and comparison shopping, which enhances the ability of new, smaller or lesser known businesses, including businesses from outside Cayman, to compete against us. As a result of these various types of current and potential competitors, we may fail to retain or may lose our current market position, we may fail to continue to attract new and maintain our existing buyers and sellers, and we may be required to increase our spending or maintain lower prices, which could materially and adversely affect our business, prospects, financial condition and results of operations.

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If we are not able to respond successfully to technological or industry developments, including changes to the business models deployed in our industry, our business may be materially and adversely affected.

The marriage and love agency market has the following characteristics:

1. Strong demand: Everyone yearns for a happy and happy marriage and family, therefore, the marriage market has a very strong demand. Especially in modern society, people's pace of life has become faster and their social methods have become more diverse. For single men and women, finding their partner through marriage agencies has become a very convenient and efficient way.

2. Intense competition: Due to strong market demand, the competition in the marriage and love agency market is also very fierce. Many intermediary agencies have entered this market, creating various characteristics and brands, in an attempt to occupy a place. Moreover, with the development of social networks, the competition in the marriage and love intermediary market will become increasingly fierce, requiring more professional and innovative services to meet customer needs.

3. Different service levels: Due to the low threshold of the marriage and love intermediary market, there are some intermediary agencies with poor service quality and even dishonesty in the market. These institutions often simply provide information exchange and contact, while neglecting the personalized needs and service experience of customers. This requires well-known enterprises to lead the market and provide more professional and high-quality marriage services.

4. Transparent service fees: Compared with the traditional Dating agency, marriage agencies need to pay taxes, labor costs and occupational security fees. Therefore, some intermediaries will also charge higher service fees. However, with the intensification of market competition, consumers have higher requirements for transparency in service fees. Therefore, intermediary agencies need to be more reasonable, transparent, and fair in formulating service fees.

If we cannot integrate our business and adapt to market demand, we may lose in the competition of our competitors, which will put us in a difficult position. In addition, if we cannot even develop our technology and make our online products more competitive than other brands, we will also fall into a disadvantage in the competition

We rely on many counterparties and third-party providers in our business, and the nonperformance or loss of a significant third-party provider through bankruptcy, consolidation, or otherwise, could adversely affect our operations.

The online and offline marriage and love agency market has the following suppliers:

1. Data service providers: data service providers provide Big data analysis and processing services. They can help marriage and love intermediaries analyze and mine customer data, provide information about customer group characteristics, behavioral habits, and other aspects, and provide more accurate matching and recommendation services for intermediaries.

2. Technical service provider: Technical service providers provide technical support and solutions for marriage and love intermediaries. They can develop and maintain online platforms such as dating websites and apps to ensure stable operation and a good user experience.

3. Consulting Service Provider: Consulting service providers provide professional consulting and training services for marriage and love intermediaries. They can help intermediary agencies improve service quality and efficiency, provide analysis of development trends and market research reports in the marriage and love industry, and help institutions formulate strategies and decisions.

4. Social media platforms: Social media platforms can serve as third-party suppliers to provide user diversion and promotion services for marriage agencies. Intermediaries can open official accounts on social media platforms to attract users and potential customers by publishing marriage and love information, promoting activities, and other means.

5. Media advertising service providers: Media advertising service providers provide advertising promotion and publicity services for marriage agencies. They can publish advertisements from intermediary agencies on major media platforms, increase brand awareness and exposure, and attract more users and potential customers.

6. And so on.

If our important partner goes bankrupt, or falls into legal disputes, or falls into a vortex of public opinion, it will have a significant impact on our business.

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Computer viruses, undetected software errors and hacking may cause delays or interruptions on our systems and may reduce the use of our services and damage our brand reputation.

Our online systems, including our websites, mobile apps and our other software applications, products and systems, could contain undetected errors, or “bugs,” that could adversely affect their performance. While we regularly update and enhance our websites and IT platform and introduce new versions of our mobile apps, the occurrence of errors in any such updates or enhancements may cause disruptions in the provision of our services and may, as a result, cause us to lose market share, and our reputation and brand, business, prospects, financial condition and results of operations could be materially and adversely affected.

In addition, computer viruses and cyber security compromises have in the past, which to date have not been material, and may in the future cause delays or other service interruptions on our systems. However, we may be subject to hacking attempts by malicious actors who seek to gain unauthorized access to our information or systems or to cause intentional malfunctions, loss or corruption of data or leakages of our buyers ’ and sellers ’ personal data. While we employ various antivirus and computer protection software in our operations, we cannot provide any assurance that such protections will successfully prevent all hacking attempts (whether through the use of “denial of service” attacks or otherwise) or the transmission of any computer viruses which, if not prevented, could significantly damage our software systems and databases, cause disruptions to our business activities (including to our e-mail and other communications systems), result in security breaches and the inadvertent disclosure of confidential and/or sensitive information and hinder access to our platform.

We may incur significant costs to protect our systems and equipment against the threat of, and to repair any damage caused by, computer viruses and hacking. Moreover, if a computer virus or other compromise of our systems becomes highly publicized, our reputation  could  be  materially  damaged,  resulting  in  a  decrease  in  the  use  of  our  products  and  services.  The  inadvertent transmission of computer viruses could also expose us to liability and legal action, which may adversely affect our business, financial condition and results of operations.

We may be unable to effectively communicate with our buyers and sellers through email, other messages or social media.

We rely on newsletters in the form of emails and other messaging services in order to promote our platform and inform our buyers of our product offerings and/or the status of their orders, or inform our sellers of any updates on the terms and conditions of the sale of their products on our Marketplace. Changes in how webmail services organize and prioritize emails could reduce the number of buyers and sellers opening our emails. For example, some webmail services offer tools and features that could result in our emails and other messages being shown as “spam” or as lower priority to our consumers, which could reduce the likelihood of consumers opening or responding positively to them. Actions by third parties to block, impose restrictions on, or charge for the delivery of emails and other messages, as well as legal or regulatory changes with respect to “permission-based marketing” or generally limiting our right to send such messages or imposing additional requirements on our ability to conduct email marketing or send other messages, could impair our ability to communicate with our buyers and sellers. If we are unable to send emails or other messages to our buyers and sellers, if such messages are delayed or if buyers and sellers do not receive or decline to open them, we would no longer be able to use this free marketing channel. This could impair our marketing efforts or make them more expensive if we have to increase spending on paid marketing channels to compensate and as a result, our business could be adversely affected.

Additionally, malfunctions of our email and messaging services could result in erroneous messages being sent and buyers and sellers no longer wanting to receive any messages from us. Furthermore, our process of obtaining consent from our buyers to receive newsletters and other messages from us and to allow us to use their data may be insufficient or invalid. As a result, such individuals or third parties may accuse us of sending unsolicited advertisements and other messages, and our use of email and other messaging services could result in claims against us.

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Since we also rely on social media to communicate with our buyers, changes to the terms and conditions of relevant providers could limit our ability to communicate through social media. These services may change their algorithms or interfaces without notifying us, which may reduce our visibility. In addition, there could be a decline in the use of such social media by our buyers, in which case we may be required to find other, potentially more expensive, communication channels.

An inability to communicate through emails, other messages or social media could have a material adverse effect on our business, prospects, financial condition and results of operations.

Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

In addition to competing in the online and offline matchmaking intermediary market, we also have to compete with matchmaking and stranger socializing in the traffic field, including but not limited to Anomo, eHarmony, JSwipe, Meetup, OkCupid, Tinder. These competitors may have more mature drainage methods, a wider user pool, more comprehensive user monetization methods, and a higher monetization rate promotion system than us.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger  fulfillment  infrastructures,  greater  technical  capabilities,  faster  and  less  costly  shipping,  significantly  greater  financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater revenues and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in customers habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate revenues from their customer bases more effectively than we do.

Our business requires significant capital investments and a high level of working capital to sustain our operations and business growth.

We require significant capital investments in our business which consist of building and setting up warehouse facilities, technology, sorting and other types of equipment. These investments support both our existing business and anticipated growth. Forecasting projected volume involves many factors which are subject to uncertainty, such as general economic trends, changes in governmental regulation and competition. If we do not accurately forecast our future capital investment needs, we could have excess capacity or insufficient capacity, either of which would negatively affect our revenues and profitability. In addition to forecasting our capital investment requirements, we adjust other elements of our operations and cost structure in response to adverse economic conditions; however, these adjustments may not be sufficient to allow us to maintain our operating margins.

Our strategic investments or acquisitions may be unsuccessful.

We have acquired, and may continue to acquire other assets, technologies, products and businesses that are complementary to our existing business or otherwise. We may also enter into strategic partnerships or cooperation agreements with other businesses to expand our marketplace. Negotiating these transactions can be time-consuming, challenging and expensive, and our ability to close these transactions may often be subject to regulatory approvals that are beyond our control. In addition, investments and acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, significant amortization expenses related to intangible assets, significant diversion of management attention and exposure to potential unknown liabilities of the acquired business. Moreover, the cost of identifying and consummating investments and acquisitions and integrating the acquired businesses into ours may be significant, and the integration of acquired businesses may be disruptive to our existing business operations. Consequently, these transactions, even if undertaken and announced, may not close. For one or more of those transactions, we may issue additional equity securities that would dilute our shareholders ’ ownership interest, use cash that we may need in the future to operate our business, incur debt on terms unfavorable to us or that we are unable to repay, incur expenses or substantial liabilities, encounter difficulties retaining key employees of the acquired company or integrating diverse software codes or business cultures, encounter difficulties in assimilating acquired operations, encounter diversion of management’s attention to other business concerns, and become subject to adverse tax consequences, substantial depreciation, impairment losses, or deferred compensation charges. If our investments and acquisitions are not successful, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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We depend upon talented employees, including our senior management and IT specialists, to grow, operate and improve our business, and if we are unable to retain and motivate our personnel and attract new talent, we may not be able to grow effectively.

Our success depends on our continued ability to identify, hire, develop, motivate and retain talented employees. Our ability to execute and manage our operations efficiently is dependent upon contributions from all of our employees. Competition for senior management and key IT personnel is intense, and the pool of qualified candidates is relatively limited. From time to time, some of our  key  personnel  may  choose  to  leave  our  company  for  various  reasons,  including  personal  career  development  plans  or alternative  compensation packages. An  inability to retain the  services  of our key personnel  or properly manage the working relationship among our management and employees may expose us to legal or administrative action or adverse publicity, which could adversely affect our reputation, business, prospects, financial condition and results of operations.

Training new employees with no prior relevant experience could be time consuming and requires a significant amount of resources. We may also need to increase the compensation we pay to our employees from time to time in order to retain them. If competition in our industry intensifies, it may be increasingly difficult for us to hire, motivate and retain highly skilled personnel due to significant market demand. If we fail to attract additional highly skilled personnel or retain or motivate our existing personnel, we may be unable to pursue growth, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

Employee misconduct is difficult to determine and detect and could harm our reputation and business.

We face a risk that may arise out of our employees’ lack of knowledge or willful, negligent or involuntary violations of laws, rules and regulations or other misconduct. Misconduct by employees could involve, among other things, the improper use or disclosure of confidential information (including trade secrets), embezzlement or fraud, any of which could result in regulatory sanctions or fines imposed on us, as well as cause us serious reputational or financial harm. We have experienced fraudulent misconduct by employees in the past, which to date has not caused any material harm to our business. However, any such further misconduct in the future may result in unknown and unmanaged risks and losses. We have internal audit, security and other procedures in place that are designed to monitor our employees ’ conduct. However, despite these controls and procedures there can be no assurance that we will discover employee misconduct in a timely and effective manner, if at all. It is not always possible to guard against employee misconduct and ensure full compliance with our risk management and information policies. The direct and indirect costs of employee misconduct can be substantial, and our business, prospects, financial condition and results of operations could be materially and adversely affected.

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The global coronavirus COVID-19 pandemic has caused significant disruptions in our business, which may continue to materially and adversely affect our results of operations and financial condition.

On March  11, 2020, the World Health Organization declared the COVID-19 outbreak a global pandemic. Many businesses and social activities in the world were severely disrupted in 2020, including those of our suppliers, customers and employees. This pandemic has also caused market panics, which materially and negatively affected the global financial markets, such as the plunge of global stocks on major stock exchanges in March 2020. Such disruption and slowdown of the world’s economy in 2020 and beyond had, and may continue to have, a material adverse effect on our results of operations and financial condition. We and our customers experienced significant business disruptions and suspension of operations due to quarantine measures to contain the spread of the pandemic, which caused  shortage in the supply of raw materials, reduced our production capacity, increased the likelihood of default from our customers and delayed our product delivery. All of these had resulted in a material adverse effect on our results of operations and financial condition in the fiscal year 2021. The extent to which the COVID-19 pandemic may impact our business, operations and financial results will depend on numerous evolving factors that the Company cannot accurately predict at this time, including the uncertainty on the potential resurgence of the COVID-19 cases in Cayman, the continual spread of the virus  globally,  and  the  instability  of  local  and  global  government  policies  and  restrictions.  We  are  closely  monitoring  the development of the COVID-19 pandemic and continuously evaluating any further potential impact on our business, results of operations and financial condition. If the pandemic persists or escalates, we may be  subject to further negative impact on our business operations and financial condition.

Natural disasters, pandemics, epidemics, acts of war, terrorist attacks and other events could materially and adversely affect our business.

Severe  weather  conditions  and  other  natural  or  man-made  disasters,  including  storms,  floods,  fires,  earthquakes,  epidemics, pandemics, conflicts, unrest, or terrorist attacks, may disrupt our business and result in decreased revenues. Customers may reduce their demand for logistics services or shipments, or our costs to operate our business may increase, either of which could have a material adverse effect on us. Any such event affecting one of our major facilities could result in a significant interruption in or disruption of our business, financial condition and results of operations.

Under the strong supervision of the government, our business may be controlled.

The Company’s business segments may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly  adopted  laws  and  regulations  or  penalties  for  any  failure  to  comply.  Additionally,  the  governmental  and  regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry.

If we fail to retain our existing users or further grow our user base, or if our user engagement declines, our business and operating results may be materially and adversely affected.

If we are not successful in our efforts to retain or grow our user base or maintain or enhance the engagement level of our users, our monetization opportunities may suffer, which may in turn have a material and adverse effect on our business, financial condition and results of operations. If we fail to convert users into paying users, or if the number of our paying users declines, our revenues may decline and our results of operations may be materially and adversely affected.

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In particular, there is no assurance that our community will be able to remain popular within our user communities. A number of factors could negatively affect user retention, growth and engagement, such as:

•	failure to provide new functionalities and features that are attractive to users;
•	changes of service patterns or protocols that are required by, or that we elect to make to stay compliant with, legislation, regulations or government policies;
•	failure to combat spam on or inappropriate or abusive use of our products and services, which may lead to declined user trust in us, negative publicity about us and our brand or even cause us to incur legal liabilities;
•	failure to protect our brand reputation;
•	failure of our algorithms in curating content and generating user recommendations;
•	failure of our algorithms in curating content and generating user recommendations;
•	failure to successfully compete with existing competitors or new market entrants.

Our brand image, business and results of operations may be adversely impacted by user misconduct and misuse of our products and services.

We have implemented control procedures to detect and block illegal or inappropriate content and illegal or fraudulent activities conducted through the misuse of our services, including inappropriate user profiles, messages, audio and video content. We may be required by relevant governmental authorities to report certain misbehaviors for further investigation if such misbehaviors are subject to regulatory investigation or other governmental proceedings. Despite our detection and filtering efforts, we may not be able to identify every incident of inappropriate content or illegal or fraudulent activities, or prevent all such content from being further disseminated or prohibit such activities from occurring. Much of the video and audio communications in our community are conducted in real time, we cannot filter all the content generated by our users as they appear. Therefore, it is possible that users may engage in illegal, obscene or incendiary conversations or engage in unethical or illegal activities via our products and services.

If user misconduct and misuse of our products and services for inappropriate or illegal purposes occur in our community, claims may be brought against us for torts, defamation, libel, negligence, copyright, patent or trademark infringement, other unlawful activities or other claims based on the nature and content of the information delivered on or otherwise accessed through our community.  In  response  to  allegations  of  illegal  or  inappropriate   activities  conducted  through  our  community,  relevant governmental authorities may intervene and hold us liable for non-compliance with applicable laws and regulations and subject us to administrative penalties or other sanctions, such as requiring us to restrict or discontinue some or all of our features and services. In addition, our users may suffer or allege to have suffered physical, financial or emotional harm caused by contacts initiated on our products and services. Our business and public perception of our brand may be materially and adversely affected if we do face civil lawsuits or other liabilities initiated by such affected users. Defending any actions brought by such affected users could be costly and require significant time and attention of our management and other resources, which would materially and adversely affect our business.

The mobile social networking industry is an evolving, dynamic and competitive market, and we operate in an emerging space in this market, which makes it difficult to evaluate our future prospects. Our business, financial condition and results of operations may be materially and adversely affected if we are unable to compete effectively.

The market for mobile social networking platforms is constantly evolving, highly dynamic and competitive, and we operate in an emerging space within this market. The mobile social networking industry and the specific market where we operate may not develop as expected. Our users, paying users and business partners may not fully understand the value of our services, and potential new users, paying users and business partners may have difficulty distinguishing our services from those of our competitors. Convincing potential users, paying users and business partners of the value of our services is critical to the growth of our user base and the success of our business.

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You  should  consider  our business  and prospects  in  light  of the  risks  and  challenges we  encounter  or may  encounter  in the developing and rapidly evolving market where we operate. These risks and challenges relate to, among other things:

•	the emergence of alternative business models, changes in rules, regulations, government policies or general economic conditions;
•	our ability to develop and deploy diversified and unique features and services for our users;
•	our ability to hire, retain and motivate talented employees and attract management talents that are compatible with our business expansion;
•	our ability to hire, retain and motivate talented employees and attract management talents that are compatible with our business expansion;
•	our ability to expand into new markets that are amenable to our business model;
•	our ability to develop a reliable, scalable, secure, high-performance technology infrastructure that can efficiently handle increased usage and expanded user base;
•	the ability of our users to generate engaging content on our mobile app;
•	the ability of our users to generate engaging content on our mobile app;
•	our ability to successfully compete with other companies, some of which have substantially greater resources and market power than us, that are currently in, or may in the future enter, our industry, or duplicate the features of our services; and
•	our ability to successfully compete with other companies, some of which have substantially greater resources and market power than us, that are currently in, or may in the future enter, our industry, or duplicate the features of our services.

If we fail to educate potential users, paying users and business partners about the value of our services, if the market for our mobile app does not develop as we expect or if we fail to address the needs of this dynamic market, our business will be harmed. Failure to adequately address these or other risks and challenges could harm our business and cause our operating results to suffer.

Because we collect, store, process and use data, some of which contains sensitive personal information, we face concerns over the collection, improper use or disclosure of personal information, which could discourage current and potential users from using our services, damage our reputation, face regulatory scrutiny, and in turn materially and adversely affect our business, financial condition and results of operations.

Concerns or claims about our practices with regard to the collection, storage, processing or use of personal information or other privacy-related matters, even if unfounded, could damage our reputation and results of operations.

Despite the absence of any material data breach or similar incidents and our continuous efforts to comply with our privacy policy as well as all applicable data protection laws and regulations, any failure or perceived failure to comply with these laws, regulations or policy may result in inquiries and other proceedings or actions against us by governmental authorities or others, as well as negative publicity and damage to our reputation, each of which could cause us to lose users and business partners and have an adverse effect on our business and results of operations.

In particular, if we fail to secure our users ’ identity and protect their identity-specific data, including their residential addresses, our users may be vulnerable to insults, harassment, blackmails or physical injuries, and their family, property and other assets may also be put at risk. As a result, we may be held liable for these incidents, and our users may feel insecure and cease to use our services. Our reputation may be seriously harmed and we may be unable to retain existing users and attract new users, which would in turn have a material adverse effect on our business and results of operations.

Any systems failure or compromise of our security that results in the unauthorized access to or release of the data, photo or chat history of our users could significantly limit the adoption of our services, as well as harm our reputation and brand, result in litigation against us, liquidated and other damages, regulatory investigations and penalties, and we could be subject to material liability. We expect to continue expending significant resources to protect against security breaches. The risk that these types of events could seriously harm our business is likely to increase as we expand the scope of services we offer and as we increase the size of our user base.

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Even if our practices are consistent with existing laws and regulations, we could be subject to enhanced regulatory scrutiny over our data privacy and security practices. Governmental and regulatory authorities could deem the sensitive personal information we handle as putting national security interests at risk. If relevant authorities were to reach similar conclusions about our company and intervene in our business activities, we could be forced to halt or reverse our expansion into certain countries and regions, we may lose existing users and our reputation may be negatively affected, which would in turn materially and adversely affect our business, financial condition and results of operations.

If we cannot maintain our corporate culture  as we grow, our user base may decline, which may negatively affect our business prospects.

We believe that a critical component of our success is our corporate culture. We are comprised of a group of team players passionate about connecting strangers together through genuine interpersonal relationships. Powered by technological innovation, we endeavor to develop a community where our users can express themselves freely, experience and enjoy the lives of others, and find meaningful interpersonal relationships with users most suitable for them. Any failure to preserve our culture could undermine our reputation in the marketplace and negatively impact our ability to retain existing users and attract new users, which would in turn jeopardize our business prospects.

Risks Related To Our Corporate Structure

We are incorporated in Cayman Islands and subject to relevant Cayman Islands laws.

We are a Cayman Islands company, and our affairs are governed by our memorandum and articles of association and the Companies Act (2022 Revision) of the Cayman Islands, which is referred to as the Companies Act below.

As part of our Group  strategy to expand our capabilities and acquire technological advantages, the Cayman Islands  statutory merger by large is widely adopted method to effect a takeover, acquisition or business combination of a Cayman Islands company since its introduction in 2009. Amongst the available Cayman Islands merger mechanisms, the statutory merger has the lowest approval threshold (two-thirds majority of each merging company’s shareholders attending the meeting who are entitled to vote, unless higher as may be specified in the articles of association) and no court procedure is involved.

Cayman Islands companies limited by shares and overseas companies are entitled to implement a merger or consolidation under the statutory merger regime (in relation to overseas companies, provided such merger or consolidation is permitted or not prohibited by the laws of their home jurisdiction).

We are incorporated under the law of the Cayman Islands and conduct substantially all of our operations, and all of our directors and executive officers reside, outside of the United States. You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.

We are an exempted company limited by shares incorporated under the laws of the Cayman Islands. All of our assets are located, and all of our officers and directors reside, and all of the assets of such persons are located, outside the United States. As a result, it could be difficult or impossible for you to bring an action against us or against these individuals outside of the United States in the event that you believe that your rights have been infringed upon under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands could render you unable to enforce a judgment against our assets or the assets of our directors and officers.

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Shareholders  of Cayman  Islands  exempted  companies  like you have no  general rights under  Cayman  Islands  law to  inspect corporate records (other than the memorandum and articles of association, a list of the current directors of the company and the register of mortgages and charges) or to obtain copies of lists of shareholders of these companies. Our directors will have discretion under the memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but we are not obliged to make them available to the shareholders (subject to limited circumstances in which an inspector may be appointed to report on our affairs). This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

The courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States predicated upon the civil liability provisions of the federal  securities laws of the United  States or any state securities laws; and (ii) in original actions brought in the Cayman Islands, to impose liabilities predicated upon the civil liability provisions of the federal securities laws of the United States or any state securities laws, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognise and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Risks Related to the Offering and Our Ordinary Shares

The initial public offering price of our Ordinary Shares may not be indicative of the market price of our Ordinary Shares after this offering. In addition, an active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained, and our share price may be volatile.

Prior to the completion of this offering, our Ordinary Shares were not traded on any market. Any active, liquid and orderly trading market for our Ordinary Shares may not develop or be maintained after this offering. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors ’ purchase and sale orders. The market price of our Ordinary Shares could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Ordinary Shares, you could lose a substantial part or all of your investment in our Ordinary Shares. The initial public offering price will be determined by us, based on numerous factors and may not be indicative of the market price of our Ordinary Shares after this offering. Consequently, you may not be able to sell our Ordinary Shares at a price equal to or greater than the price paid by you in this offering.

The following factors could affect our share price:

•	our operating and financial performance;
•	quarterly variations in the rate of growth of our financial indicators, such as net income per share, net income and revenues;
•	the public reaction to our press releases, our other public announcements and our filings with the SEC;
•	strategic actions by our competitors;
•	changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;
•	speculation in the press or investment community;

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•	the failure of research analysts to cover our Ordinary Shares;
•	sales of our Ordinary Shares by us or other shareholders, or the perception that such sales may occur;
•	changes in accounting principles, policies, guidance, interpretations or standards;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	domestic and international economic, legal and regulatory factors unrelated to our performance; and
•	the realization of any risks described under this “Risk Factors” section.

The stock markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our Ordinary Shares. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. Such litigation, if instituted against us, could result in very substantial costs, diver our management’s attention and resources and harm our business, operating results and financial condition.

There may not be an active, liquid trading market for our Ordinary Shares.

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. An active trading market for our Ordinary Shares may not develop or be sustained following this offering. You may not be able to sell your shares at the market price, if at all, if trading in our shares is not active. The initial public offering price was determined by negotiations between us and our advisors based upon a number of factors. The initial public offering price may not be indicative of prices that will prevail in the trading market.

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on a price appreciation of the Ordinary Shares for a return on your investment.

We  currently  intend to retain most,  if not  all,  of our  available  funds  and  any  future  earnings  after this  offering to  fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in the Ordinary Shares as a source for any future dividend income.

A sale or perceived sale of a substantial number of our Ordinary Shares may cause the price of our Ordinary Shares to decline.

If our shareholders sell substantial amounts of our Ordinary Shares in the public market, the market price of our Ordinary Shares could fall. Moreover, the perceived risk of this potential dilution could cause shareholders to attempt to sell their shares and investors to short our Ordinary Shares. These sales also make it more difficult for us to sell equity-related securities in the future at a time and price that we deem reasonable or appropriate.

There can be no assurance that we will not be a passive foreign investment company (“PFIC”) for United States federal income tax purposes for any taxable year, which could subject United States holders of our Ordinary Shares to significant adverse United States federal income tax consequences.

A non-United States corporation will be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year if either (i) at least 75% of its gross income for such taxable year is passive income or (ii) at least 50% of the value of its assets (based on average of the quarterly values of the assets) during such year is attributable to assets that that produce or are held for the production of passive income. Based on the current and anticipated value of our assets and the composition of our income assets. The determination of whether or not we are a PFIC according to the PFIC rules is made on an annual basis and depend on the composition of our income and assets and the value of our assets from time to time. Therefore, changes in the composition of our income or assets or value of our assets may cause us to become a PFIC. The determination of the value of our assets (including goodwill not reflected on our balance sheet) may be based, in part, on the quarterly market value of Ordinary Shares, which is subject to change and may be volatile.

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The classification of certain of our income as active or passive, and certain of our assets as producing active or passive income, and hence whether we are or will become a PFIC, depends on the interpretation of certain United States Treasury Regulations as well as certain IRS guidance relating to the classification of assets as producing active or passive income. Such regulations guidance is potentially subject to different interpretations. If due to different interpretations of such regulations and guidance the percentage of our passive income or the percentage of our assets treated as producing passive income increases, we may be a PFIC in one of more taxable years.

If we are a PFIC for any taxable year during which a United States person holds Ordinary Shares, certain adverse United States federal income tax consequences could apply to such United States person.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies, or (iv) hold nonbinding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.235 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

If we fail to establish and maintain proper internal financial reporting controls, our ability to produce accurate financial statements or comply with applicable regulations could be impaired.

Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to file a report by our management on our internal control over  financial reporting,  including  an  attention report  on  internal  control  over  financial reporting  issued by  our  independent registered public accounting firm. However, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm. The presence of material weakness in internal control over financial reporting could result in financial statement errors, which, in turn, could lead to error our financial reports and/or delays in our financial reporting, which could require us to restate our operating results.  We  might  not  identify  one  or  more  material  weaknesses  in  our  internal  controls  in  connection  with  evaluating  our compliance with Section 404 of the  Sarbanes-Oxley Act. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal controls over financial reporting. We will need to expend significant resources and provide significant management oversight. Implementing any appropriate changes to our internal controls may require specific compliance training  of our  directors  and  employees,  entail  substantial  costs  in  order  to  modify  our  existing  accounting  systems,  take  a significant period of time to complete and divert management’s attention from other business concerns. These changes may not, however, be effective in maintaining the adequacy of our internal control.

If we are unable to conclude that we have effective internal controls over financial reporting, investors may lose confidence in our operating results, the price of the Ordinary Shares could decline and we may be subject to litigation or regulatory enforcement actions. In addition, if we are unable to meet the requirements of Section 404 of the Sarbanes-Oxley Act, the Ordinary Shares may not be able to remain listed on the exchange.

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Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the Public Company Accounting Oversight Board (“PCAOB”), an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S.  shareholders, operations, or members of the board of directors or management. Our public offering will be relatively small, and our company’s insiders will hold a large portion of the company’s listed securities. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

If we  cannot  satisfy, or continue to  satisfy, the initial listing  requirements  and other rules of Nasdaq  Capital Market, although we exempt from certain corporate governance standards applicable to US issuers as a Foreign Private Issuer, our securities may not be listed or may be delisted, which could negatively impact the price of our securities and your ability to sell them.

We will seek to have our securities approved for listing on the Nasdaq Capital Market upon consummation of this offering. We cannot assure you that we will be able to meet those initial listing requirements at that time. Even if our securities are listed on the Nasdaq Capital Market, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market.

In addition, following this offering, in order to maintain our listing on the Nasdaq Capital Market, we will be required to comply with certain rules of Nasdaq Capital Market, including those regarding minimum stockholders ’ equity, minimum share price, and certain corporate governance requirements. Even if we initially meet the listing requirements and other applicable rules of the Nasdaq Capital Market, we may not be able to continue to satisfy these requirements and applicable rules. If we are unable to satisfy the Nasdaq Capital Market criteria for maintaining our listing, our securities could be subject to delisting.

If the Nasdaq  Capital  Market  does not  list  our  securities  or  subsequently  delists  our  securities  from  trading,  we  could  face significant consequences, including:

•	limited availability for market quotations for our securities;
•	reduced liquidity with respect to our securities;

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•	a determination that our Ordinary Share is a “penny stock,” which will require brokers trading in our Ordinary Share to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Share;
•	limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our ordinary shares may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the public offering price.

The public offering price for our ordinary shares will be determined through negotiations between the underwriters and us and may vary from the market price of our ordinary shares following our public offering. If you purchase our ordinary shares in our public offering, you may not be able to resell those shares at or above the public offering price. We cannot assure you that the public offering price of our ordinary shares, or the market price following our public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our public offering. The market price of our ordinary shares may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

•	actual or anticipated fluctuations in our revenue and other operating results;
•	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
•	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;
•	announcements by us or our competitors of significant services or features, technical innovations, acquisitions, strategic relationships, joint ventures, or capital commitments;
•	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;
•	lawsuits threatened or filed against us; and
•	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past,  stockholders have  filed  securities class  action litigation following periods of market volatility. In the event that we were to become involved in securities litigation, it could subject us to  substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

We have broad discretion in the use of the net proceeds from our public offering and may not use them effectively.

To the extent (i) we raise more money than required for the purposes explained in the section titled “Use of Proceeds” or (ii) we determine that the proposed uses set forth in that section are no longer in the best interests of our Company, we cannot specify with any certainty the particular uses of such net proceeds that we will receive from our public offering. Our management will have broad  discretion  in  the  application  of such  net proceeds,  including  working  capital,  possible  acquisitions,  and  other  general corporate purposes, and we may spend or invest these proceeds in a way with which our stockholders disagree. The failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds  from  our public  offering in  a manner that does not produce income  or that loses value. As  of the  date  of this Prospectus, Management has not determined the types of businesses that the Company will target or the terms of any potential acquisition.

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We will incur additional costs as a result of becoming a public company, which could negatively impact our net income and liquidity.

Upon completion of this offering, we will become a public company in the United States. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, Sarbanes-Oxley and rules and regulations implemented by the SEC and the Nasdaq Capital Market require significantly heightened corporate governance practices  for public  companies.  We  expect  that  these  rules  and  regulations  will  increase  our  legal,  accounting  and  financial compliance costs and will make many corporate activities more time-consuming and costly.

We do not expect to incur materially greater costs as a result of becoming a public company than those incurred by similarly sized U.S. public companies. In the event that we fail to comply with these rules and regulations, we could become the subject of a governmental enforcement action, investors may lose confidence in us and the market price of our ordinary shares could decline.

The obligation to disclose information publicly may put us at a disadvantage to competitors that are private companies.

Upon completion of this offering, we will be a publicly listed company in the United States. As a publicly listed company, we will be required to file annual reports with the Securities and Exchange Commission. In some cases, we will need to disclose material agreements or results of financial operations that we would not be required to disclose if we were a private company. Our competitors may have access to this information, which would otherwise be confidential. This may give them advantages in competing with our company. Similarly, as a U.S.-listed public company, we will be governed by U.S. laws that our competitors, which are mostly private British companies, are not required to follow. To the extent compliance with U.S. laws increases our expenses or decreases our competitiveness against such companies, our public listing could affect our results of operations.

Our international operations are subject to a variety of legal, regulatory, political and economic risks.

Our international activities are significant to our revenues and profits, and we plan to further expand internationally. In certain international market segments, we have relatively little operating experience and may not benefit from any first-to-market advantages. It is costly to establish, develop, and maintain international operations, and promote our brand internationally. Our international operations may not become profitable on a sustained basis.

In addition, our international sales and operations are subject to a number of risks, including:

•	local economic, inflation and political conditions;
•	government regulation (such as regulation of our product and service offerings and of competition); restrictive governmental actions (such as trade protection measures, including export duties and quotas and custom duties and tariffs); nationalization; and restrictions on foreign ownership;
•	estrictions on sales or distribution of certain products or services and uncertainty regarding liability for products, services, and content, including uncertainty as a result of less Internet-friendly legal systems, local laws, lack of legal precedent, and varying rules, regulations, and practices regarding the physical and digital distribution of media products and enforcement of intellectual property rights;
•	business licensing or certification requirements;
•	limitations on the repatriation and investment of funds and foreign currency exchange restrictions;
•	limited fulfillment and technology infrastructure;
•	potential impact of the COVID-19 pandemic on our business operations and the economy in globally;
•	shorter payable and longer inventory and receivable cycles and the resultant negative impact on cash flow;

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•	laws and regulations regarding consumer and data protection, privacy, network security, encryption, payments, advertising, and restrictions on pricing or discounts;
•	lower levels of use of the Internet;
•	difficulty in staffing, developing, and managing foreign operations as a result of distance, language, and cultural differences;
•	different employee/employer relationships and the existence of works councils and labor unions;
•	differing labor regulations where labor laws may be more advantageous to employees as compared to the U.S. and the other jurisdictions we operate in;
•	compliance with the U.S. Foreign Corrupt Practices Act and other applicable U.S. and foreign laws prohibiting corrupt payments to government officials and other third parties;
•	laws and policies of the U.S. and other jurisdictions affecting trade, foreign investment, loans, and taxes; and
•	geopolitical events, including pandemic, war and terrorism.

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INDUSTRY AND MARKET DATA

This prospectus contains estimates, projections and other information concerning our industry, our business, and the markets for our product candidates. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from our own internal estimates and research as well as from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. While we believe our internal company research as to such matters is reliable, it has not been verified by any independent source.

In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $ million after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us and based upon an assumed initial offering price of $2.00 per ordinary share (excluding any exercise of the underwriters ’ over-allotment option).

A $ increase (decrease) in the assumed initial public offering price of $2.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $ million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary share offered by us as set forth on the cover page of this prospectus, provided, however, that in no case would we decrease the initial public offering price to less than $2.00 per share.

Description of Use	Estimated Amount of Net Proceeds (US $)	Percentage
Product development and iteration		10%
Build upstream and downstream ecological chain		15%
Market research and expansion		15%
Online and offline media promotion		15%
Intellectual Property Protection		5%
Talent Team Building		10%
Build directly operated stores		15%
User expansion and customer acquisition		5%
Other operating liquidity		10%
Total project input funds		100.00%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have some flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not imminently used for the above purposes, we intend to invest in short-term, interest-bearing bank deposits or debt instruments.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock, and we do not currently intend to pay any cash dividends on our common stock in the foreseeable future.

We currently intend to retain all available funds and any future earnings to support operations and to finance the growth and development of our business.

Any future determination to pay dividends will be made at the discretion of our board of directors, subject to applicable laws, and will  depend  upon,  among  other  factors,  our  results  of  operations,  financial  condition,  contractual  restrictions,  and  capital requirements.

From time to time, we may also enter into other loan or credit agreements or similar borrowing arrangements that may further restrict our ability to declare or pay dividends on our common stock. Our board of directors will have sole discretion in making any future  determination  to  pay  dividends,  subject  to  applicable  laws,  taking  into  account,  among  other  factors,  our  results  of operations, financial condition, contractual restrictions, and capital requirements.

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CAPITALIZATION

The following table sets forth our capitalization as of Dec 31, 2024 as follows:

•	on an actual basis; and

•	on an adjusted basis to reflect the sale of ordinary shares in this offering, at an assumed initial public offering price of $2.00 per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders ’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this  capitalization  table  in  conjunction  with  “Use  of  Proceeds,”  “Summary  Consolidated  Financial  and  Operating  Data,” “Management’s  Discussion  and  Analysis  of  Financial  Condition  and  Results  of  Operations”  and  the  consolidated  financial statements and the related notes appearing elsewhere in this prospectus.

As of December 31, 2024
	Actual	Pro Forma As Adjusted
Shareholder’s Equity:
Ordinary shares, US$0.0001 par value per share
Statutory reserves
Additional paid-in capital
Retained earnings
Accumulated other comprehensive loss
Total shareholders’ equity
Total capitalization

(1)

Gives effect to the sale of Ordinary Shares in this offering at an assumed initial public offering price of $ per share and reflects the application of the proceeds after deducting the underwriting discounts, non-accountable expense allowance and our estimated offering expenses.

(2)

Pro forma adjusted additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting discounts and non-accountable expense allowance, and other expenses. We expect to receive net proceeds of approximately $ ($ offering, less underwriting discounts of $ , non-accountable expense allowance of $ , accountable expenses of $ and offering expenses of $ ).

Each $1.00 increase (decrease) in the assumed initial public offering price of $ per Ordinary Share would increase (decrease) the pro forma as adjusted amount of total capitalization by $                  million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us. An increase (decrease) of one million in the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of total capitalization by $                 million, assuming no change in the assumed initial public offering price per Ordinary Share as set forth on the cover page of this prospectus.

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CORPORATE HISTORY AND STRUCTURE

CORPORATE HISTORY

The founder of the company witnessed the loneliness and difficulties of many single men and women. Therefore, he decided to establish a marriage agency to help people find their partner.

The company has gradually become a Marriage intermediary agency, providing professional and high-quality services to many single men and women. The company's efficient work and meticulous service have received widespread praise from customers, and have also attracted more and more people to join the company's team.

In the future, the company will continue to adhere to the professional and high-quality service concept, continuously explore and innovate, and provide more convenient, efficient, and safe marriage services for more single men and women, allowing more people to find their own happiness through "holding hands for a lifetime".

The company will introduce the most advanced artificial intelligence technology and Big data analysis technology to provide customers  with  more  intelligent,  accurate  and  efficient  marriage  services.  We  will  establish  a  strong  AI  system  to  analyze customers' data and behavioral characteristics through Big data, provide customers with the most matching marriage programs and recommended objects, so as to help them find their happy partners more quickly.

Our AI  system has powerful  data  analysis  capabilities, which  can  comprehensively  analyze  customers' personal  information, interests, personality traits, and other data, in order to match them with the most suitable partner. Our system can also use data mining technology to comprehensively compare and analyze customers and potential partners, find the best matching candidate, and provide matching results to customers, allowing them to have a clearer and more objective understanding of themselves and potential partners.

Transaction

Prior to the transaction, we expect that there will initially be holders of common stock of Fujian Xiyuanji Technology Co., Ltd, XYJ TECHNOLOGY CORPORATION  and Hong Kong Xiyuanji Technology Co., Ltd, we will  complete the following organizational transactions related to this offering:

We will modify and restate the existing limited liability company agreement of Hong Kong Xiyuanji Technology Co., Ltd, which will come into force before the completion of this offering. Invest all existing ownership interests of Hong Kong Xiyuanji Technology Co., Ltd into a certain number of LTD interests. We will complete the transaction before completing this issuance, excluding this issuance.

CORPORATE STRUCTURE

Fujian Xiyuanji Technology Co., Ltd, a British Virgin Islands company that holds 100% of our Cayman company.

XYJ TECHNOLOGY CORPORATION, a Cayman company that holds 100% of our Hong Kong company, is the issuer of the ordinary shares provided in this prospectus. Prior to this issuance and transaction (see the definition below). The original equity owners was Fujian Xiyuanji Technology Co., Ltd.

Hong Kong Xiyuanji Technology Co., Ltd, a Hong Kong company. The original equity owners were XYJ TECHNOLOGY CORPORATION.

All of our business will be conducted through this company structure.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial  statements  and  the  related  notes  included  elsewhere  in  this  prospectus.  This  discussion  contains  forward-looking statements reflecting our current expectations that involve risks and uncertainties. See “Disclosure Regarding Forward-Looking Statements” for a discussion of the uncertainties, risks and assumptions associated with these statements. Actual results and the timing  of events  could differ materially  from those  discussed in  our  forward-looking  statements  as  a result  of many  factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Our Company

XYJ TECHNOLOGY CORPORATION is a focus on a new generation of single people with clear dating plans, Provide high-quality  dating  services,  Marriage brand  companies that  accurately match  individual needs with  a  strong  digital system, Through the online platform to create a personalized "yuan universe Al matchmaker", Preference analysis of user data; With the powerful web3 environment of big data, Match the appropriate and accurate potential objects for users, Offline layout of thousands of cities and stores, Provide dating advice, dating advice, etc., Meet personalized needs.

Our History and Development

XYJ TECHNOLOGY CORPORATION was registered in Cayman in July 2023, and the registration office is located at Unit 702, Ocean Point Building, 18 Mary Street, George Town, Grand Cayman, KY1-9008, Cayman Islands. Since the company, the company focuses on the marriage market service innovation, with standardization, standardization, technology, large-scale operation, help offline stores quickly improve brand power and influence, always to build real, safe, efficient globalization of marriage industry, social, dating, travel, education in the integration of ecological happiness as the goal.

Our Products and Service

XYJ TECHNOLOGY CORPORATION's  business  scope  involves  the  development  and  sales  of electronic products; web design; design and technology development of computer software; design and construction of network engineering; operate  e-commerce  (excluding  restricted  projects);   engage   in  advertising  business;   graphic  design;  computer  technology consulting; domestic trade; The second type of value-added telecommunications services; the production and operation of radio and television programs.

XYJ TECHNOLOGY CORPORATION main business for dating social and marriage one-stop service, focus on online dating social and offline store business, through its unique and powerful offline online linkage ability, together with users to build a online platform for the dating social yuan universe, make the user get real happiness and sense of belonging, solve the current Generation Z young people and the elderly dating.

XYJ TECHNOLOGY CORPORATION The online platform developed by Ltd is a virtual dating social platform for the younger generation. It breaks geographical and social restrictions and allows young people to establish and maintain a wide range of relationships with virtual identity through interest. The platform will use big data to identify matching, and provide them with tips and help for love and marriage. The platform is not based on appearance level, everything is interested, decentralized, and gamified. The online platform allows different people to use virtual identities in the virtual space and socialize and link through different powerful, open and gamified interactive routes, and have digital assets. XYJ TECHNOLOGY CORPORATION hopes to use the online platform to empower the ability to express self-value and promote the establishment of real relationships, so as to create a universal platform that can be formed based on the self-renewal of users' creativity.

XYJ TECHNOLOGY CORPORATION serves customers by means of offline stores. When the online marriage relationship develops to a certain extent, the company can provide them with a safe and friendly real offline environment as their first meeting. At the same time, offline stores assume the function of serving the marriage and love of the middle-aged and elderly. This market is currently in the stage of rapid growth, but it is a relatively blank place.

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Offline store operation: in the form of flagship store + image store + franchise store of the company, to realize the strategic layout of "thousands of cities and thousands of stores". The main groups of offline stores are young people who drainage online and the needs of middle-aged and elderly. Through the linkage between offline and online, we can make full use of the group's powerful technology system to complete big data analysis, and quickly help more partners to find their favorite and matching objects. With standardized, standardized, technological and large-scale operation, help offline stores to quickly improve the brand and influence. At the same time, offline stores play an important role in guiding online operation and solve the pain points of the current online marriage platforms.

Operation of online dating platform: develop the application of Yuancosmic love social platform based on online platform, change the pain point that dating platform cannot conduct immersive experience in the past, so that dating and social interaction can be carried out at the same time. The main population served is Generation Z young people, generally defined as people aged 18-28 years old, who have the strongest demand in marriage, marriage and social interaction.

XYJ TECHNOLOGY CORPORATION, through the organic combination of online and offline, with its strong offline store coverage ability, brings a large amount of traffic to the online platform, so as to achieve the effect of 1 + 1> 10.

Major Factors Affecting Our Results of Operations

Social objective factors

Marital status and demographic structure: In the case of stable marital status and demographic structure, the market prospect of matchmaking companies will be relatively stable. If marital status and demographics change, such as declining marriage rates or an aging population, the market outlook for matchmaking companies could be affected.

Economic development level: The economic development level also has a certain impact on the market prospects of matchmaking companies. When the level of economic development is high, people's concept of marriage will be more open, and at the same time, they will pay more attention to the quality of marriage, and people's demand for marriage will also increase, which will promote the development of marriage companies.

Social  and  cultural  background:  The  social  and  cultural  background  will  also  affect  the  market  prospects  of  matchmaking companies. In a society with strong traditional ideas, matchmaking companies may be limited. In a more open society, the market prospects of dating companies may be better.

Social legal system: The social legal system has an impact on the operation of marriage and marriage enterprises. If the social legal system is not sound, then marriage enterprises will face more risks. Marriage and marriage cannot be protected by the legal system, and people will lose basic confidence in love and marriage, leading to reducing the demand for love and marriage.

Internet technology: The development of Internet technology has an impact on the operation of marriage and marriage enterprises. The development of marriage enterprises depends on the development of contemporary Internet technology. If the enterprises cannot adapt to the needs of Internet technology, they will face the risk of being eliminated.

Economic globalization: Economic globalization makes the market competition of marriage and marriage enterprises more fierce. The scope of the location of marriage and marriage objects is no longer limited to their respective countries, but looks to all countries in the world. Therefore, enterprises need to improve their competitiveness by improving the quality of service.

Internal internal factors

1. Cultural values: The cultural values of marriage and marriage enterprises will determine the moral bottom line and code of conduct of the enterprise, which will directly affect the internal employees and customers of the enterprise.

2. Recruitment and training: The enterprise needs to recruit excellent talents to ensure the long-term development of the enterprise. In addition, training employees is also an important task for the enterprise to ensure that employees have the ability to meet the needs of the development of the company.

3. Organizational structure and management mode: the organizational structure and management mode of the enterprise will affect the working  atmosphere  and  incentive  mechanism  of the  internal  employees,  and  then  affect  the performance  and  customer satisfaction of the enterprise.

4. Financial status: Marriage enterprises need a stable financial status to support the operation and development of enterprises, which requires enterprises to reasonably plan their budget, control costs and seek financial support.

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5. Product or service innovation: Marriage enterprises need to constantly innovate to ensure the competitiveness of products, which requires innovative talents in the enterprise to constantly explore and try new products or services.

6.  Customer  satisfaction:  Customer  satisfaction  is  one  of the key  indicators  of the  development  of an  enterprise, which will determine the loyalty and recommendation of customers to the enterprise, and has a positive impact on the enterprise.

7. Brand building and publicity: Enterprises need to improve the visibility and reputation through brand building and publicity, which helps to attract more excellent talents and customers and improve the market share of the enterprise.

8. Partnership: The enterprise needs to establish a good cooperative relationship with other related enterprises to achieve the purpose of resource sharing and mutual benefit, and further expand the business scope of the enterprise.

In general, the market prospect of XYJ TECHNOLOGY CORPORATION as a marriage company depends on many factors. However, on the whole, with the development of the society and the increasing people's demand, as well as the good construction of their own brand, the market prospect of the marriage company still has high potential.

Our Research and Development

XYJ TECHNOLOGY CORPORATION  is  based  on  the  open  mobile  social  network,  with  dating  and  live broadcasting as the main profit track, and introduces the concept of meta-universe to lead the transformation of social applications.

XYJ TECHNOLOGY CORPORATION is committed to finding new breakthroughs in mature markets. Traditional dating methods mainly introduce acquaintances or matchmaking by matchmakers. With the popularity of mobile social network platforms, Internet dating has spawned more business service models. Live broadcasting on new media platforms has developed for nearly ten years and has become the main driving force of major application scenarios. Live broadcasting can help users build links, self-present, interact and provide content.

The live broadcasting industry started in 2005 and broke out in 2016 ("Thousand Broadcast War"). Since 2019, the whole industry has entered a mature period, and some subdivided tracks, such as live streaming e-commerce, have seen explosive growth. The tool attribute of live broadcasting has also gradually emerged. The content of live broadcasting has penetrated from a single show to e- commerce, sports, finance, education, social networking and other fields.

XYJ TECHNOLOGY CORPORATION will  continue to  enter the  cosmic  social  concept  and  embrace  new opportunities for the next stop of the Internet. The year 2021 is the first year of the metauniverse, and the social + metauniverse born with the metauniverse is also expected as the  "next realization tuyere". As the existing cutting-edge IT technology (VR, blockchain, big data AI, 5G), Internet of Things, etc., it is expected to solve the biggest pain point of online social networking: the sense of reality and presence, by creating an open ecosystem, giving users a more real interactive feelings, deeper immersive experience, and continuous social sense. With the development of digital economy and hardware and software technology, social + universe is based on virtual images, and digital assets, advertising and new marketing strategies based on universe ecology will also create a new round of industry realization opportunities. By observing Meta (formerly known as Facebook), Epic fortnite, Roblox, and yuan universe Soul the use of social platform, social universe will have virtual avatar, social assets, immersion, economic system and inclusive five characteristics, AR / VR equipment technology will be for yuan universe social transmission of scene construction, power social platform to form immersive scene. Users can create a "creator economy" model in the social space to form a meta-universe social platform economic system.

In the future, XYJ TECHNOLOGY CORPORATION will gradually expand its own strength and influence through investment, equity participation and strategic cooperation, and continue to build its own dating network platform. Through the organic combination of online and offline, it will firmly follow in the dating industry and form its own brand effectiveness. XYJ TECHNOLOGY CORPORATION is expected to have 500 offline stores in the next three years, with an average membership of 400, and a total membership of 200,000; while online platform members will reach 1 million, including 100,000 paying members.

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Regulatory Environment

The regulatory environment of dating companies may vary in different countries, because it is influenced by different national laws and regulations and social cultures. Here are some factors that may affect the regulatory environment for dating companies:

1. Laws and regulations: Marriage companies may have different provisions in the laws and regulations of different countries. For example, some countries prohibit divorce, while others encourage it. In addition, the laws of different countries may have different provisions on the age requirements, the form of marriage, and the number of partners of marriage companies. From the perspective of law and policy, the government  strengthens the requirements for orderly competition and open interconnection of Internet enterprises, and forbids the abuse of dominant market position and monopoly operation, so as to create more living space for new players, and form a healthy competition, fair and orderly development environment.

2.Social culture: Marriage companies may encounter different ideas in the social culture of different countries. For example, in some countries' societies, people may view marriage as a commitment, while others may place a greater emphasis on individual freedom. In addition, the cultural concepts of different countries may have an impact on the service content and service mode of marriage enterprises.

3. Regulators: Regulators of marriage companies may also vary in different countries. Regulators in some countries may conduct government approval for dating companies, while regulators in others may pay more attention to supervision and supervision.

4. Market  competition: The market  competition  of marriage  companies in  different  countries may  also be  different. In  some countries the markets may be more competitive, while in others they may be relatively moderate.

5. Source of funds: The source of funds of marriage companies may also be different. In some countries, dating companies may rely mainly on government funding, while in others, dating companies may rely mainly on private funding.

Therefore, the analysis of the regulatory environment of marriage enterprises needs to consider many factors  such as laws and regulations, social culture, regulatory agencies, market competition and funding sources.

Production Capacity

XYJ TECHNOLOGY CORPORATION  is  a  social  networking  platform,  involving  both  online  and  offline businesses. We select enterprises in the American market for valuation reference.

Match Group, Inc., was incorporated in Delaware in July of 1986. They are through their portfolio company are the leading provider of dating services products available worldwide. Their brand portfolio includes Tinder, Match, Metic, OkCupid, Hinge, Pairs,  PlentyOfFish,  and  OurTime,  and  many  others,  each  designed  to  increase  the  likelihood  of users  finding  meaningful connections.  Through  their  portfolio  companies  and  their  trusted  brands,  they  offer  tailored  products  to  meet  the  different preferences of their users. Their products are available to users worldwide in over 40 languages.

Bumble  Inc. Was  established  as  a  Delaware  Corporation  on  October  5,2020.  They  aim  to  provide  a  safer  and  empowering environment for women through their own online dating platform. They are a leader in the rapidly growing online dating field, according to a study released by PNAS. Over the past decade, the field has grown increasingly popular and is now the most common way for newly married couples to meet in the United States.

XYJ TECHNOLOGY CORPORATION is highly comparable with the above two companies in the field of dating social platforms, so Match and Bumble are used as valuation reference.

	Total market value (USD)	Sales income	Retained profits	PS	The highest PS in the past year	The historical average
Match	163	29.83	2.76	5.46	18	8.5
Buble	35.27	7.66	2.86	4.60	15	7.6

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For Internet enterprises, due to the rapid success stage, Internet enterprises are generally in a state of loss. Therefore, PS (market / sales ratio = market value / sales revenue) is generally used in the industry.

Match's highest PS value in the past year was 18 times, and the current market gives a PS of 5.46 times. The U. S. stock market is currently in a bear market, the market has been falling for nearly a year, so the current market overall PS is low. At the same time, considering that the target company is a start-up enterprise and is in the stage of rapid development, the valuation should be higher than the mature Match and Buble. Therefore, the reasonable PS valuation of XYJ TECHNOLOGY CORPORATION is 9 times, and the sensitivity of the company valuation is calculated as follows.

PS value of assessment (USD)	2023	2024	2025
PS=6	17,568.08	86, 167.23	276,069.77
PS=9	26,352.11	129,250.85	414, 104.66
ps=12	35, 136.15	172,334.46	552, 139.54

XYJ TECHNOLOGY CORPORATION The development of Ltd is still in its early stages, and it will take time to release  the  performance.  Therefore,  it  is  reasonable  to  estimate  the  revenue  of  2025.  Under  reasonable  circumstances,  the Company's PS value is the 6-9 times, corresponding to a valuation of $86, 167.23,-$129,250.85 in 2024; in the optimistic circumstances,  the  Company's  PS  value  is   12  times,  $172,334.46;  in  the  pessimistic  scenario,  $86, 167.23  for  2024. Based on the company valuation by market method, we believe that the reasonable valuation of XYJ TECHNOLOGY CORPORATION is $414, 104.66- $552, 139.54.

XYJ TECHNOLOGY CORPORATION Although Ltd has a very broad development potential, it has not been reflected in the financial report at present, and there is great uncertainty in the future, so it adopts a more conservative valuation.

Thus, XYJ TECHNOLOGY CORPORATION.'s reasonable valuation in 2025 is $414, 104.66.

Our Marketing and Sales

1. Social media marketing films: Build your own brand on social media platforms, such as Facebook, Instagram, wechat, etc., promote your services and products, establish contact with potential customers, and increase exposure and popularity.

2. Search engine optimization: By optimizing the website in search engines (such as Google), improve the ranking on the search results page, so as to attract more visitors and potential customers.

3. Online advertising: Advertising to potential customers at the appropriate time and scenario, such as providing marriage services for single people and people of marriageable age.

4. Partner marketing: Cooperate with relevant enterprises, such as hotels, restaurants, gift cards, etc., and let them recommend their services and products to their customers to improve their visibility and exposure rate.

5. Activities  and  exhibition  marketing:  Participate  in  various  love  and  marriage  activities  and  exhibitions,  have  face-to-face communication with potential customers, provide service upgrade and preferential policies, and attract more customers.

6. Recommendation and word-of-mouth marketing: By providing high-quality services and products, make customers satisfied and leave praise, let more potential customers understand and serve, and improve visibility and exposure.

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Key Components of Results of Operations

(1) Revenue

XYJ TECHNOLOGY CORPORATION online platform, after its launch, is in the early stage of development, but it will be one of the important carriers for future business development. Another important pillar is offline stores, which will form an important cornerstone of the group's development.

XYJ TECHNOLOGY CORPORATION is still in the initial stage of enterprise development, so the income at this stage is relatively single, mainly from the service income of membership fee. The company adopts the promotion mode of partners, transferring the majority of the profits to partners, to ensure that the company can achieve rapid horse racing.

XYJ TECHNOLOGY CORPORATION is still in the initial stage of enterprise development, so the income at this stage is relatively single, mainly from the service income of membership fee. The company adopts the promotion mode of partners, transferring the majority of the profits to partners, to ensure that the company can achieve rapid horse racing.

According to XYJ TECHNOLOGY CORPORATION. Corporate Business Development Plan, It is expected in 2023,  XYJ TECHNOLOGY CORPORATION  revenue  reached  $1,4,3612,052.26;  In  2024,  XYJ TECHNOLOGY CORPORATION revenue to $460, 116,283.93.

(2) Cost of Revenue

Based on the dependency between the relevant items in the balance sheet and income statement, Combined with XYJ TECHNOLOGY CORPORATION capital demand expenditure, Ltd Cost of Revenue of XYJ TECHNOLOGY CORPORATION 2023 will be about $140739,811.21; 2024 XYJ TECHNOLOGY CORPORATION's Cost of Revenue of approximately $4,37, 110,469.74.

(3) Gross profit and gross profit margin

Main business income-Main business cost Main business income 100%=20% (after tax)

(4) Operating Expenses

Including  daily  office  expenses, team building,  site  leasing,  labor  costs,  etc.,  In  combination  with  XYJ TECHNOLOGY CORPORATION Future Development Planning, In 2023 XYJ TECHNOLOGY CORPORATION's operating  expenses  were  approximately  $5,3, 136,459.34;  2024  XYJ TECHNOLOGY CORPORATION  for operating expenses of approximately $1,6, 1040,699.38.

(5) Net income

Including  daily  office  expenses, team building,  site  leasing,  labor  costs,  etc.,  In  combination  with  XYJ TECHNOLOGY CORPORATION Future Development Planning, In 2023 XYJ TECHNOLOGY CORPORATION's operating  expenses  were  approximately  $5,3, 136,459.34;  2024  XYJ TECHNOLOGY CORPORATION  for operating expenses of approximately $1,6, 1040,699.38.

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BUSINESS

Our Mission

XYJ TECHNOLOGY CORPORATION is a dating brand company that focuses on providing high-quality dating services  for the new  generation  and middle-aged  and  elderly  single people with  clear  dating plans,  and  accurately matching individual needs with a strong digital system. The company focuses on the service innovation of the marriage market, and helps offline stores to quickly improve their brand power and influence with standardized, standardized, technological and large-scale operation. At the same time, the online platform creates personalized "Al matchmaker" to analyze user data preferences, and use the powerful web3 environment big data to match accurate and online platform ropriate potential objects for users. Offline layout of thousands of urban stores, providing marriage advice, dating advice, to meet personalized needs, to create a real, safe and efficient global marriage industry, and online platform ecology integrating social networking, marriage, travel and education.

XYJ TECHNOLOGY CORPORATION's vision is to establish a marriage and marriage social meta-universe with users through its unique and powerful offline and online linkage ability, so that users can gain realonline platform iness and sense of belonging, and solve the marriage problems of current Generation Z young people and middle-aged and elderly people.

XYJ TECHNOLOGY CORPORATION's goal is to help 100 million individuals escape the single, successfully form online platform family, help 10 million families grow up online platform, and realize a rich life of wealth and love.

XYJ TECHNOLOGY CORPORATION's vision is to build an international online platform iness industry ecology and help improve the online platform iness index of all mankind.

XYJ TECHNOLOGY CORPORATION will adhere to the belief of "doing something that can be passed on, living up to the years, gathering online platform garden and  sharing youth", and adhere to and realize the mission of "building an international dating social platform, promoting family online platform iness and leading the world".

Overview

XYJ TECHNOLOGY CORPORATION is a new dating company engaged in marriage introduction service, project planning  and public relations  service, whose main business  is marriage  social networking  and  one-stop photography  service, focusing on online dating social networking and offline physical store operation.

XYJ TECHNOLOGY CORPORATION's  business  scope  involves  the  development  and  sales  of electronic products; web design; design and technology development of computer software; design and construction of network engineering; operate  e-commerce  (excluding  restricted  projects);   engage   in  advertising  business;   graphic  design;  computer  technology consulting; domestic trade. The second type of value-added telecommunications services; the production and operation of radio and television programs.

XYJ TECHNOLOGY CORPORATION. The online platform developed by Ltd is a virtual dating social platform for the younger generation. It breaks geographical and social restrictions and allows young people to establish and maintain a wide range of relationships with virtual identity through interest. The platform will use big data to identify matching, and provide them with tips and help for love and marriage. XYJ TECHNOLOGY CORPORATION hopes to use the online platform to empower the ability to express self-value and promote the establishment of real relationships, so as to create a universal platform that can be formed based on the self-renewal of users'  creativity. At the same time, it serves the customers of XYJ TECHNOLOGY CORPORATION. by laying out offline stores. When the online marriage relationship develops to a certain extent, the company can provide them with a safe and friendly offline real environment, as their first meeting. At the same time, offline stores assume the function of serving the marriage and love of the middle-aged and elderly. This market is currently in the stage of rapid growth, but it is a relatively blank place.

XYJ TECHNOLOGY CORPORATION, through the organic combination of online and offline, with its strong offline store coverage ability, brings a large amount of traffic to the online platform, so as to achieve the effect of 1 + 1> 10.

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XYJ TECHNOLOGY CORPORATION. At present, Ltd mainly operates independent business.  Some of the technical services are outsourced, cooperating with other companies to carry out outsourcing services, so as to effectively reduce the allocation of technical personnel and personnel costs.

XYJ TECHNOLOGY CORPORATION In terms of business development mode, the company adopts its partner mode with advantages, and develops the market in the mode of partnership + high sharing, effectively solves the capital demand problem  in  the  early  stage  of enterprise  development,  and  greatly  reduces  the  fixed  labor  cost.  This  model  is  good  for  the management of the company, and has been proved to be effective in other internal companies. Therefore, XYJ TECHNOLOGY CORPORATION. choose the above model without great market risk.

Our Competitive Strengths

XYJ TECHNOLOGY CORPORATION. Through its unique and powerful offline and online linkage ability, Ltd will jointly establish a  social universe with online platforms,  so that users can gain real honline platform iness and  sense of belonging, and solve the marriage problems of current Generation Z young people and middle-aged and elderly people.

XYJ TECHNOLOGY CORPORATION. The online platform developed by Ltd is a virtual dating social platform for the younger generation. It breaks geographical and social restrictions and allows young people to establish and maintain a wide range of relationships with virtual identity through interest. The platform will use big data to identify matching, and provide them with tips and help for love and marriage. XYJ TECHNOLOGY CORPORATION hopes to use the online platform to empower the ability to express self-value and promote the establishment of real relationships, so as to create a universal platform that can be formed based on the self-renewal of users'  creativity. At the same time, it serves the customers of XYJ TECHNOLOGY CORPORATION. by laying out offline stores. When the online marriage relationship develops to a certain extent, the company can provide them with a safe and friendly offline real environment, as their first meeting. At the same time, offline stores assume the function of serving the marriage and love of the middle-aged and elderly. This market is currently in the stage of rapid growth, but it is a relatively blank place.

Combined with the development plan of XYJ TECHNOLOGY CORPORATION., its competitive advantages can be simply summarized as follows:

1. User data: XYJ TECHNOLOGY CORPORATION can have a large amount of user data through online and offline platforms, which can help the company understand the needs and preferences of users, so as to provide more personalized services, and the online platform can attract more user traffic and help XYJ TECHNOLOGY CORPORATION effectively expand its market share.

2. Professional services: XYJ TECHNOLOGY CORPORATION will provide professional dating consultation services for different types of people / individuals, and develop personalized dating services according to their needs, which can help customers better understand themselves and each other, so as to improve the success rate of marriage and marriage.

3. Brand awareness: XYJ TECHNOLOGY CORPORATION will create and form a high visibility brand benefit by investing and distributing various advertisements and the company's own high-quality service level, diversified service content, innovative business scope keeping pace with The Times, etc., which can help the company stand out in the competitive market.

4. Diversified service content: XYJ TECHNOLOGY CORPORATION will provide diversified service content, including online and offline services, according to the different needs of social groups, which can help users better meet their needs, and improve user satisfaction and loyalty, so as to lock user traffic.

5. Social media channels: XYJ TECHNOLOGY CORPORATION will promote it through various social media channels, This can help companies promote their own services, Attract more users, At the same time, through the company's independently  developed  online  platform,  Can  provide  a  certain  social  interaction  function,  Help  XYJ TECHNOLOGY CORPORATION to better facilitate communication and interaction between users, Make XYJ TECHNOLOGY CORPORATION. to attract more users.

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Our Opportunities

In the open social field, it is difficult to form a dominant player. Match Group, the global online dating leader, once said that the online dating industry has three characteristics: 1. Low penetration; 2. Not winner-take-all; 3. The average users use at least three similar products at the same time. According to the Statista survey data, in 2022, a large number of products used in the US online dating brands maintained a penetration rate of about 30%, including Bumble 36%, Tiner 33%, etc. In fact, Match Group also practices a multi-product matrix strategy, including dozens of online dating online platform, including Tinder, Match, OkCupid, and Hinge. This also means that two points, the new players will not develop too difficult, with the development of Soul, as a nearly five years to gradually enter the user view of social software, its activity and MAU has been in rapid growth stage, by 2021, Soul monthly average active users of 31.6 million, daily average active users of 9.3 million, basic is 3 times in 2019.

The online platform developed by XYJ TECHNOLOGY CORPORATION. is a virtual dating social platform  for the younger generation. It breaks  geographical  and  social restrictions  and  allows young people to  establish  and maintain a wide range of relationships with virtual identity through interest. The platform will use big data to identify matching, and provide them with tips and help for love and marriage. At the same time, offline stores assume the function of serving the marriage and love of the middle-aged and the elderly. This market is currently in the stage of rapid growth, but it is a relatively blank place.  So that the company customers to get real online platform iness and a  sense of belonging, to  solve the current Generation Z young people and the elderly marriage problems.

First, according to the Digital Panorama  White Paper: Generation Z User Insights, We can conclude that, In both terms of the vertical and horizontal levels, Gen Z users all have a stronger willingness and power to spend, On the vertical side, Gen Z people, whether medium and low consumption or high consumption, Have a higher willingness to spend, From the perspective of time comparison (2017-2026E), The Generation Z users of mobile social users generally generate higher revenue for various mobile social platforms, According to the data, Generation Z Population user-generated revenue pairs increased from $40.08 in 2017 to $78.34 in 2021, Further growth to $185.44 in 2026. At present, the new generation of online social users dominated by Generation Z will drive the gradual expansion of the value-added services market, and it is expected that the revenue of value-added services will grow to 48.6% of the total social network market in 2026.

Second, with the improvement of medical technology  and the  extension of population life  span, the proportion of the  elderly population is increasing. According to the United Nations in 2021, the share of the global elderly population has reached  18.1 percent, and that share is expected to exceed 22 percent by 2050. With the aging of the world, the number of elderly people living alone is also increasing. The proportion of empty-nesters varies in different countries and regions, and is influenced by factors such as culture, social and economic development level and welfare system. In Japan, the proportion of empty-nesters is relatively high. According to 2020 statistics, about 27% of elderly people aged 65 and older do not live with their children. South Korea also faces the problem of being empty-nesters. According to 2020 data, about 30 percent of older people aged 65 and older do not live with their children. European countries: The proportion of empty-nesters in some European countries is relatively low. Germany and Sweden,  for  example, have  about  10  percent  of empty-nesters.  In the United  States, the proportion  of empty-nesters  is  also increasing. According to 2019 data, about 23% of older people aged 65 and over do not live with their children.

If the age limit is lowered to 40, the number of empty nesters in the world will exceed  100 million or more. If each person is willing to spend $13.96 on marriage, the total market will be more than 10 billion. This neglected market segment of the elderly should be valued. Of course, there are still many difficulties and great opportunities for the marriage market for the elderly.

At present, social people are more concerned about the material life of the elderly, and their emotional loneliness is often easily ignored. Due to the gradual distance from social life, no children or children only themselves, and the frequency of contact with relatives and friends, the elderly will feel extremely lonely, this loneliness is stronger than the young, which is easy to cause mental harm to the elderly. In fact, in terms of physical and mental health, remarriage is a very good choice. Existing research shows that the spouse is the key to determine the well-being of the elderly in later life, and plays an important role in emotional comfort and life assistance, and those who live with their spouses are healthier than those who live alone. Elderly people in the mourning period have  a higher risk  of death  compared with the  general  elderly. But the remarriage  situation  of the  elderly  is not  optimistic. However, combined with the income of multiple dating programs for middle-aged and elderly people (1. naming fee for TV programs; 2. Advertising placement fee for accompanying gifts; 3. Short video distribution; 4. membership fee.) In speaking, the potential  of middle-aged  and  elderly people is very large. In  fact, middle-aged  and  elderly Internet  dating websites  are very popular, with OurTime, SilverSingles, DatingforSeniors, SeniorMatch and other websites providing dating services specially for middle-aged and elderly people over 50 years old emerging. The more famous ones are SeniorMatch and OurTime. OurTime Affiliated to MatchGroup, MatchGroup was founded by GaryKremen and PengT.Ong in 1993, headquartered in Dallas, Texas, is a market value of more than $15 billion online dating and dating company, but according to data show, China and other Asian regions have not for the elderly Internet dating sites, combined with Asian population data, in the elderly group, dating company's market potential is still very huge.

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Therefore, in the current international environment, it is now the moment for XYJ TECHNOLOGY CORPORATION., to seize the international market opportunity.

Our Weaknesses

XYJ TECHNOLOGY CORPORATION, As a dating company, Ltd will jointly establish a dating and social meta- universe with users through its unique and strong offline and online linkage capabilities. This model has the following weaknesses:

Insufficient number of users: XYJ TECHNOLOGY CORPORATION has just been established or started operation, and may face the problem of insufficient number of users, which will lead to low matching success rate, make users feel limited choice, and limit the user experience and matching success rate.

Poor user experience: XYJ TECHNOLOGY CORPORATION. The Ltd online platform may have problems such as unfriendly interface design, cumbersome operation and imperfect functions, which will affect the user experience and reduce user retention and activity.

Security risks: XYJ TECHNOLOGY CORPORATION processes a large number of users' personal information, including sensitive information such as their real name and contact information. If the security measures are not in place, it may cause the risk of leakage or abuse of user information, thus reducing the trust degree of users, and may lead to user loss and trust problems.

Low user stickiness: Due to the fierce market competition, users may use multiple marriage online platform at the same time, resulting in low user stickiness and difficult to maintain long-term active users.

For these weaknesses, XYJ TECHNOLOGY CORPORATION will be improved by the following:

User  growth  strategy:  Increase  the  number  of users,  expand  the  user  base  and  improve  the  matching  success  rate  through marketing, social media publicity and partnership establishment.

1.  Improve user  experience:  design  some  interesting  interactive  and  social  functions,  optimize the  interface  design  of online platform to make it friendly and easy to use; simplify the registration and use process and reduce the threshold of users; add practical functions, such as personalized matching and regular activities, to improve user satisfaction and stickiness.

2.  Strengthen  security protection: to ensure the  security of users' personal information, adopt encryption technology and  safe storage measures, and establish strict privacy protection policies and data protection measures. Conduct regular security review and risk assessment, timely repair of loopholes, and prevent data leakage and abuse.

3. Data analysis and personalized recommendation: Through data analysis and mining technology, understand user behavior and preferences, and provide personalized matching and recommendation services to improve the probability of successful matching and user satisfaction.

4. Improve the matching algorithm and recommendation system: By optimizing the matching algorithm and recommendation system, the matching degree and recommendation accuracy are improved, and the chance of successful matching of users can be increased. Machine learning and artificial intelligence technology can be introduced to continuously improve the algorithm model and improve the matching effect.

5. Pay attention to user feedback: establish perfect customer service and user feedback channels, timely deal with users' complaints and suggestions, and track and improve the problems. Actively interact with users to enhance user participation and loyalty.

6. Regular update and maintenance: Continuously update and maintain the online platform, repair bugs, improve functions, and improve user experience. Release new versions regularly, add new features and optimizations to attract users' continuous attention and use. Regular update and maintenance: to continuously update and maintain the online platform, fix bugs, improve functions, and improve the user experience. Release new versions regularly, add new features and optimizations to attract users' continuous attention and use.

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Through continuous improvement and optimization, XYJ TECHNOLOGY CORPORATION can enhance their competitiveness, attract more users, improve user experience and satisfaction, so as to achieve sustainable and stable development.

Our Threats

XYJ TECHNOLOGY CORPORATION as a dating company and corresponding precautions:

1. Competitor threat: With the development of the marriage industry, the number of competitors is also increasing. Other dating platforms or social networks may offer similar services to attract potential users. Therefore, the products and services can be continuously improved by understanding the strengths and weaknesses of the competitors. Through innovation and differentiation to attract users and provide unique value. At the same time, strengthen the interaction and communication with users, establish loyalty, and improve user stickiness.

2. Threat of user trust: On dating platforms, users usually provide some personally sensitive personal information to the company. If the data  security measures of the  dating companies are not strict enough, users 'personal information may be threatened by leakage or abuse, leading to a decline in users' trust in the dating platform. Therefore, effective technical means can be adopted to ensure user data security by establishing strict data protection norms and privacy policies. Strengthen staff training and clarify the importance of protecting user privacy. At the same time, it transparently explains the data use policies to users, and timely answers their concerns about privacy and security.

3. Threat of false information: Due to the inability to control users 'personal behavior, the dating platform may have the problem of false information provided by users' false information, which affects the matching accuracy and user experience. Therefore, the information submitted by users can be verified and verified through the establishment of a strict information audit mechanism. Using big data technology and artificial intelligence algorithms to detect and screen for false information. Strengthen user reporting channels, timely deal with and deal with false information.

4. Network security threats: With the rapid development of science and technology, network attacks, hackers and other security threats are also increasing, which may lead to user data leakage or service interruption. Therefore, the security and integrity of user data can be protected by strengthening the network security protection technology, including firewall, intrusion detection system and data encryption. Establish an emergency response mechanism, timely detect and respond to security incidents, and regularly conduct security vulnerability scanning and security drills.

5. Negative public opinion threat: poor user experience, low service quality and other problems may lead to user loss and negative reputation, and these negative comments may have a negative impact on the company's reputation and brand image. Therefore, we can invest enough resources and energy to improve the user experience, understand the user needs through user research and feedback, and provide personalized recommendations and services. Establish an efficient customer service system, timely response to user problems and complaints, to win the trust and satisfaction of users.

6. Legal compliance threat: Marriage companies face laws and regulations in the process of operation, and different regulations in different countries, which may violate laws and regulations and face legal risks and penalties. Therefore, by understanding and complying  with  relevant  laws  and  regulations,  a  compliance  department  or  team  can  be  established  to  ensure  operational compliance  with  legal  requirements.  Strengthen  internal  training  to  improve  employees'  legal  awareness.  Work  closely  with industry associations and government departments to understand the latest regulatory developments and formulate corresponding compliance measures.

To sum up, XYJ TECHNOLOGY CORPORATION needs to take into account various factors, pay close attention to  market  trends  and  industry  trends,  develop  a  comprehensive  risk  management  and  security  plan,  ensure  the  company's sustainable operation and user satisfaction, and establish a good corporate image and reputation.

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Our Strategies

As a dating company, we will deeply discuss the business strategy of XYJ TECHNOLOGY CORPORATION from the aspects of market positioning, products and services, marketing, user experience and technological innovation.

1. Market positioning: First of all, we need to accurately locate the business of XYJ TECHNOLOGY CORPORATION,  and  clarify  our  own  target  user  groups.  According  to  the  characteristics  of  age,  region,  educational background and other characteristics, market segmentation, select the online platform ropriate target group for positioning. For example, you can select specific user groups, such as young professionals, middle-aged singles, or people working in the financial industry.

2.  Products  and  services:  XYJ TECHNOLOGY CORPORATION  will  provide  products  and  services  with differentiated competitive advantages. On the one hand, an intelligent matching system can be provided through technical means to achieve  accurate  matching  and  recommendation  according  to  users'  personal  information,  preferences  and  mate   selection requirements. On the other hand, value-added services such as online communication tools, activity organizations and marriage consultation are also important means to attract users and improve user stickiness.

3. Marketing: XYJ TECHNOLOGY CORPORATION will use a variety of marketing channels to increase brand awareness and user acquisition. Brand image and publicity information can be spread to more target users, such as Facebook, Instagram and TikTok, through social media platforms, search engine marketing, outdoor advertising, cooperative promotion, and other ways, for advertising and brand promotion. In addition, cooperation with related industries is also an effective way, such as wedding  photography  agencies,  travel  companies,  social  event  organizers,  etc.,  to jointly  carry  out  promotion  activities  and preferential packages, to provide users with more value-added services and experience, enhance brand competitiveness.

4. User experience: XYJ TECHNOLOGY CORPORATION pays attention to user experience, and is committed to providing  quality  services  and  enhancing  user  satisfaction  and  reputation.  To  this  end,  XYJ TECHNOLOGY CORPORATION will  strengthen the user  feedback mechanism,  collect  and  analyze user needs  and  opinions,  and timely improve the service. In addition, by holding offline activities and organizing personal exchanges, we can enhance the interaction and communication between users, and enhance the user experience and trust.

5. Technological innovation: With the continuous progress of science and technology, XYJ TECHNOLOGY CORPORATION. are more clear that they should actively adopt the latest technology online platform lication to improve the quality of products and services. For example, using artificial intelligence algorithm and big data analysis to improve matching accuracy; provide more convenient channels for marriage and marriage communication with social media platform and online platform development; introduce virtual reality technology to provide users with more real dating experience.

6. Data Security and Privacy Protection: XYJ TECHNOLOGY CORPORATION attaches great importance to user data security and privacy protection. Establish a sound security system, take measures to encrypt, backup and limit unauthorized access, to ensure that users' personal information is not leaked and abused. At the same time, compliance management and legal risk prevention are also important aspects that marriage companies must pay attention to.

7. Expand the international market: XYJ TECHNOLOGY CORPORATION focuses on the international market needs with the potential of the marriage market. According to the cultural differences and marriage concepts of different countries and regions, marriage companies can conduct market research and adjust their products and service strategies accordingly to meet the needs of users in different countries. At the same time, combined with the characteristics of the international dating market XYJ TECHNOLOGY CORPORATION can tap the needs of different user groups and launch more targeted products and services. For example, customized solutions for specific user groups such as international students, transnational marriages or long-term long-distance couples.

To sum up, the business strategy of XYJ TECHNOLOGY CORPORATION mainly focuses on market positioning, products and services, marketing, user experience and technological innovation. By accurately positioning the target user groups, providing differentiated intelligent matching, value-added services, marriage, love and marriage consultation and other products and services, and enhancing brand awareness and user acquisition with diversified market promotion and cooperative promotion means. At the same time, it pays attention to user experience, strengthens data security and privacy protection, introduces cutting- edge technology innovation, and provides users with better love and marriage communication experience. The implementation of these business strategies will facilitate the long-term development of XYJ TECHNOLOGY CORPORATION and the establishment of a competitive advantage.

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Our Products and Services

XYJ TECHNOLOGY CORPORATION covers the development and sales of electronic products; web design; design and technology development of computer software; design and construction of network engineering; operating e-commerce (excluding restricted items); advertising business; graphic design; computer technology consulting; domestic trade; category II value-added telecommunications business; production and operation of radio and television programs.

XYJ TECHNOLOGY CORPORATION main business for dating social and marriage one-stop service, focus on online dating social and offline store business, through its unique and powerful offline online linkage ability, together with users to build a online platform for the dating social yuan universe, make the user get real online platform iness and sense of belonging, solve the current Generation Z young people and the elderly dating.

XYJ TECHNOLOGY CORPORATION The online platform developed by Ltd is a virtual dating social platform for the younger generation. It breaks geographical and social restrictions and allows young people to establish and maintain a wide range of relationships with virtual identity through interest. The platform will use big data to identify matching, and provide them with tips  and  help  for  love  and  marriage.  The  platform  is  not  based  on  online  platform  earance  level,  everything  is  interested, decentralized, and gamified. The online platform allows different people to use virtual identities in the virtual space and socialize and  link through  different powerful,  open  and  gamified  interactive routes,  and have  digital  assets. XYJ TECHNOLOGY CORPORATION hopes to use the online platform to empower the ability to express self-value and promote the establishment of real relationships, so as to create a universal platform that can be formed based on the self-renewal of users' creativity.

XYJ TECHNOLOGY CORPORATION serves customers by means of offline stores. When the online marriage relationship develops to a certain extent, the company can provide them with a safe and friendly real offline environment as their first meeting. At the same time, offline stores assume the function of serving the marriage and love of the middle-aged and elderly. This market is currently in the stage of rapid growth, but it is a relatively blank place.

Offline store operation: in the form of flagship store + image store + franchise store of the company, to realize the strategic layout of "thousands of cities and thousands of stores". The main groups of offline stores are young people who drainage online and the needs of middle-aged and elderly. Through the linkage between offline and online, we can make full use of the group's powerful technology system to complete big data analysis, and quickly help more partners to find their favorite and matching objects. With standardized, standardized, technological and large-scale operation, help offline stores to quickly improve the brand and influence. At the same time, offline stores play an important role in guiding online operation and solve the pain points of the current online marriage platforms.

Operation of online dating platform: develop the online platform lication of Yuancosmic love social platform based on online platform, change the pain point that the dating platform cannot conduct immersive experience in the past, so that dating and social interaction can be carried out at the same time. The main people we serve are young people in the Z era, which are generally defined as people aged between  18 and 28 years old. This group has the  strongest demand for marriage, marriage and social interaction.

XYJ TECHNOLOGY CORPORATION, through the organic combination of online and offline, with its strong offline store coverage ability, brings a large amount of traffic to the online platform, so as to achieve the effect of 1 + 1> 10.

Our Business Model

XYJ TECHNOLOGY CORPORATION main business for dating and dating one-stop service, focus on online dating and offline store business, through its unique and powerful offline online linkage ability, together with users to establish a online platform for the dating social universe, make the user get real online platform iness and sense of belonging. The business model of a marriage company with an independently developed online platform and offline stores combines online and offline channels to provide users with a full range of marriage services. This model is summarized as follows:

1. User registration and information improvement: Users can download XYJ TECHNOLOGY CORPORATION, an online platform independently developed by Ltd, to register and improve their personal data, including personal background, interests, marriage concepts and other information. This information will be used for subsequent matching and recommendations.

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2. Data analysis and algorithm matching: XYJ TECHNOLOGY CORPORATION uses the self-developed online platform to collect and analyze users' data, such as browsing records, behavioral preferences, etc. Based on these data, with the help of advanced algorithms and machine learning models, XYJ TECHNOLOGY CORPORATION can provide more accurate matching recommendations and help users find more suitable objects.

3. Online communication and interaction: Users can use the chat function on the online platform to communicate with the matching and recommended users online, so as to better understand each other. XYJ TECHNOLOGY CORPORATION may also provide users with other social interaction functions, such as online q & A, group discussion, etc., to increase the degree of interaction between users.

4. Store services and matchmaking activities: XYJ TECHNOLOGY CORPORATION has set up offline stores in some major cities to provide personalized consulting services and dating activities. Users can go to the stores for face-to-face consultation, communication and matching recommendation to increase their understanding of each other and participate in dating activities organized by dating companies, so as to have more opportunities to reach suitable objects.

5. Marriage counseling and wedding services: In order to provide more comprehensive marriage support, XYJ TECHNOLOGY CORPORATION will also provide professional services such as marriage counseling and other professional services to help users  solve marriage  and marriage problems  and  improve their marriage  and marriage  quality.  In  addition, marriage companies  can  also  cooperate  with  service  providers  in  related  industries  (such  as  wedding  planning  companies,  wedding companies, etc.) to provide users with one-stop wedding services.

6. Charging model: XYJ TECHNOLOGY CORPORATION This business model of a dating company usually adopts the membership charging model. Users can choose different membership packages and enjoy different service rights. Fee may include registration fees, monthly / annual fees, personalized matching priority, professional consulting fees, etc.

By combining independent research and development of online platforms and offline stores, XYJ TECHNOLOGY CORPORATION can make full use of Internet technology and offline services to provide more convenient, personalized and professional marriage experience and meet the various needs of users. At the same time, offline stores can also provide more real, real-time interaction and services, increasing users' trust and satisfaction.

Competition

XYJ TECHNOLOGY CORPORATION benchmarking enterprises, such as: Match.com, eHarmony, OkCupid, Tinder, Bumble. Match.com Founded in  1995, it is one of the world's largest dating platforms in the world, with more than 25 million members. Founded in 2000, eHarmony is one of the most popular dating platforms in the United States, helping users to find suitable partners through scientific matching algorithms. OkCupid Founded in 2004, it is a world-renowned dating platform. Users can find people who share their interests through question and answer questions. Tinder Founded in 2012, it is a world- renowned dating online platform where users can choose their favorite people by sliding the screen.. Bumble: Founded in 2014, it is a  world-renowned  dating platform,  similar  to  Tinder, but  women  must  first  initiate  a  dialogue  after  matching.  These  dating platforms help users find the right partner through various functions and algorithms. Users can screen out potential partners based on their interests, geographical location, age, and other conditions, and make connections through chat and interaction. These platforms often offer paid membership services to provide more features and a better matching experience.

Match.com and eHarmony's marketing strategies are mainly as follows:  1. Advertising: advertising through TV, radio, Internet, social media and other channels to improve brand awareness and user registration.2. Partnership: Establish partnerships with other brands  and  media  to  expand  the  user  group  through joint  promotion  and  mutual  publicity.3.  Preferential  activities:  Regular preferential  activities,  such  as  free trial,  discount membership  fee,  etc., to  attract more users to register and pay members.4. Personalized recommendation: Through the personal  data  and preferences  filled in by users, personalized recommendation is algorithms to improve the success rate of matching and attract more users.5. User word of mouth: Increase word of mouth through user success stories and high praise, and attract more users to trust and register. Through the above marketing strategy, Match.com has successfully attracted a large number of users and become one of the world's largest dating platforms.

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OkCupid's marketing strategy is mainly as follows: OkCupid By letting users answer a series of questions to help them find people with similar interests, attract users to participate and improve the success rate of matching.

Tinder's marketing strategy is mainly: Tinder By letting users swipe the screen to choose the people they like, this simple and easy to use way to make friends has attracted a large number of users.

Bumble's marketing strategy is mainly: female-led. Bumble requires women to first initiate a dialogue after matching. This female- led way of making friends attracts some users.

Our Marketing and Sales

Through  XYJ TECHNOLOGY CORPORATION's  unique  and  powerful  offline  and  online  linkage  ability establishes a social ta-universe with users, so that users can gain real online platform iness and sense of belonging, and solve the marriage problems of current Generation Z young people and middle-aged and elderly people.

XYJ TECHNOLOGY CORPORATION's online platform is a virtual dating  social platform  for the younger generation. It breaks geographical and  social restrictions and allows young people to establish and maintain a wide range of relationships with virtual identities through their interests. The platform will use big data to identify matching, and provide them with tips and help for love and marriage. The platform is not based on online platform earance level, everything is interested, decentralized, and gamified. Ask allows users to use virtual identities in virtual space, socialize and link through different powerful, open and gamified interactions, and have digital assets. We hope to use this online platform to give the ability to express self-value, and promote the establishment of real relationships, so as to open a social social universe platform that can be formed based on the self-renewal of users' creativity.

XYJ TECHNOLOGY CORPORATION serves customers by means of offline stores. When the online marriage relationship develops to a certain extent, the company can provide them with a safe and friendly real offline environment as their first meeting. At the same time, offline stores assume the function of serving the marriage and love of the middle-aged and elderly. This market is currently in the stage of rapid growth, but it is a relatively blank place.

Online platform will be one of the important carriers for business development in the future, and another important pillar is offline stores, which will form an important cornerstone of the group's development.

XYJ TECHNOLOGY CORPORATION In the initial stage of enterprise development, the income is relatively simple, mainly from the service income of membership fee. The company adopts the promotion mode of partners, transferring the majority of the profits to partners, to ensure that the company can achieve rapid horse racing. When the company opens a certain number of offline stores, the brand will have more popularity, and the business income will develop towards the upstream and downstream of the industry. XYJ TECHNOLOGY CORPORATION will grow to more than 1 million registered users through offline door diversion and online customer acquisition, which will bring more Internet value-added services and advertising revenue. After the company's offline stores have scale effect, the brands related to marriage and love will cooperate with the company to generate revenue sharing. From the perspective of the whole marriage industry chain, it is a market of more than one trillion yuan. XYJ TECHNOLOGY CORPORATION's online platform is a universal dating  social platform. With the growth of user scale, the platform can provide members with online value-added services, such as virtual images, virtual clothes, virtual meeting rooms, gifts and other virtual items. As the number of users grows, the company relies on both  online  and  offline  stores  to  generate  advertising  revenue  together.  As  the  membership  of  the  company  increases,  the proportion of membership fee revenue will decline significantly.

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Our Customer Base

(1)Generation Z Population

Generation Z Population became the main driver of social networking, and Generation Z Population (for people born between 1995 and 2009) was the main driver of the evolution of the  social networking market. As a group that grew up in the Internet era, Generation Z Population is more  accustomed to interacting with people  online,  and has  also become the  group most  deeply infiltrated and depicted by Internet algorithms. On the one hand, thanks to the convenience of smart technology and mobile phone products, on the other hand, the generation is more eager to build real connections and deep relationships outside the social circle. Unlike traditional "acquaintance networking", they aspire to build deeper connections with like-minded people in the virtual world, to open up and speak freely.

Generation Z Population Is a highly sticky user group of social network, but also has higher consumption willingness and strength. Generation Z Population is characterized by high education, informatization, better economic level and consumption strength, high degree of independent decision-making, and is more willing to "pay" for online digital products. As of December 31,2021, the Generation  Z  Population's mobile  social network has  about  330 million users,  accounting  for  34.0%  of the  total users. The Generation Z Population mobile social networking market reached $14.656 billion in 2021 and is expected to grow to $38.8015.57 billion at 24.3%, with revenue contribution growing from 57.9% in 2021 to 67. 1% in 2026.

According to the perspective of usage time, Generation Z Population belongs to the highly sticky users of mobile social network. More than 60% of Generation Z Population use its related functions for more than 1 hour per week, and 36% of Generation Z users spend more than 3 hours per week.

At the same time,, according to the Digital Panorama  White Paper: Generation Z User Insights, We can conclude that, In both terms of the vertical and horizontal levels, Gen Z users all have a stronger willingness and power to spend, On the vertical side, Gen  Z people,  whether medium  and  low  consumption  or  high  consumption,  Have  a  higher willingness  to  spend,  From  the perspective of time comparison (2017-2026E), The Generation Z users of mobile social users generally generate higher revenue for various mobile  social platforms, According to the data, Generation Z Population user-generated revenue pairs increased from $40.08 in 2017 to  $78.34 in 2021, Further growth to  $185.44 in 2026. At present, the new generation of online social users dominated by Generation Z will drive the gradual expansion of the value-added services market, and it is expected that the revenue of value-added services will grow to 48.6% of the total social network market in 2026.

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(2)Middle-aged and elderly groups

With the improvement of medical technology and the extension of population life span, the proportion of the elderly population is increasing. According to the United Nations in 2021, the share of the global elderly population has reached  18.1 percent, and that share is expected to exceed 22 percent by 2050. With the aging of the world, the number of elderly people living alone is also increasing. The proportion of empty-nesters varies in different countries and regions, and is influenced by factors such as culture, social and economic development level and welfare system. In Japan, the proportion of empty-nesters is relatively high. According to 2020 statistics, about 27% of elderly people aged 65 and older do not live with their children. South Korea also faces the problem of being empty-nesters. According to 2020 data, about 30 percent of older people aged 65 and older do not live with their children. European countries: The proportion of empty-nesters in some European countries is relatively low. Germany and Sweden, for example, have about  10 percent of empty-nesters. In the United States, the proportion of empty-nesters is also increasing. According to 2019 data, about 23% of older people aged 65 and over do not live with their children.

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If the age limit is lowered to 40, the number of empty nesters in the world will exceed  100 million or more. If each person is willing to spend $13.96 on marriage, the total market will be more than 10 billion. This neglected market segment of the elderly should be valued. Of course, there are still many difficulties and great opportunities for the marriage market for the elderly.

At present, social people are more concerned about the material life of the elderly, and their emotional loneliness is often easily ignored. Due to the gradual distance from social life, no children or children only themselves, and the frequency of contact with relatives and friends, the elderly will feel extremely lonely, this loneliness is stronger than the young, which is easy to cause mental harm to the elderly. In fact, in terms of physical and mental health, remarriage is a very good choice. Existing research shows that the spouse is the key to determine the well-being of the elderly in later life, and plays an important role in emotional comfort and life assistance, and those who live with their spouses are healthier than those who live alone. Elderly people in the mourning period have  a higher risk  of death  compared with the  general  elderly. But the remarriage  situation  of the  elderly  is not  optimistic. However, combined with the income of multiple dating programs for middle-aged and elderly people (1. naming fee for TV programs; 2. Advertising placement fee for accompanying gifts; 3. Short video distribution; 4. membership fee.) In speaking, the potential  of middle-aged  and  elderly people is very large. In  fact, middle-aged  and  elderly Internet  dating websites  are very popular, with OurTime, SilverSingles, DatingforSeniors, SeniorMatch and other websites providing dating services specially for middle-aged and elderly people over 50 years old emerging. The more famous ones are SeniorMatch and OurTime. OurTime Affiliated to MatchGroup, MatchGroup was founded by GaryKremen and PengT.Ong in 1993, headquartered in Dallas, Texas, is a market value of more than $15 billion online dating and dating company, but according to data show, China and other Asian regions have not for the elderly Internet dating sites, combined with Asian population data, in the elderly group, dating company's market potential is still very huge.

Government Regulation

XYJ TECHNOLOGY CORPORATION. As an enterprise involved in the Internet, from the perspective of law and policy, the government  strengthens the requirements for orderly competition and open interconnection of Internet enterprises, forbids the abuse of dominant market position and monopoly operation, to create more living space for new players, and form a healthy  competition,  fair  and  orderly  development  environment.  In  2021,  the  International  promulgated  the  Anti-monopoly Guidelines of the Anti-monopoly Committee on the Field of Platform Economy, which clarified the principles of anti-monopoly supervision of the platform economy, and many Internet companies were fined.

At the same time, XYJ TECHNOLOGY CORPORATION, as a dating company, looks at law and policy, and has some differences in the government control system of dating companies in the international environment. Here are some common government controls: 1. Licensing and registration systems: Some countries require dating companies to obtain permission or registration from the government to operate. These systems are designed to ensure the legitimacy and reliability of dating companies to protect the rights of users. 2. Regulation and review: The government may regulate and review dating companies to ensure that their operations are in accordance with laws, regulations and ethical standards. The government may review the dating companies' user data, advertising and so on to prevent false information and fraud. 3. Information disclosure requirements: Some countries require marriage companies to provide users with detailed information disclosure, including company background, service content, fees, etc. This increases transparency and allows users to make informed choices. 4. Advertising regulation: The government may regulate the advertising of dating companies to prevent false publicity and misleading users. The government may require dating companies to provide real information in advertisements and prohibit the use of deceptive methods. 5. User privacy protection: The government may formulate relevant laws and regulations to require dating companies to protect users' privacy and personal information. This includes limiting the scope to which dating companies can collect, use and disclose user information, and requiring dating companies to take security measures to protect user data. It should be noted that different countries may have different government control systems for marriage companies, and the specific measures and requirements may be different. In addition, with the development of science and technology and the changes of society, the government's control system of marriage companies may also be constantly adjusted and improved.

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Research and Development

XYJ TECHNOLOGY CORPORATION  is  based  on  the  open  mobile  social  network,  with  dating  and  live broadcasting as the main profit track, and introduces the concept of meta-universe to lead the transformation of social online platform lications.

XYJ TECHNOLOGY CORPORATION is committed to finding new breakthroughs in mature markets. Traditional dating methods mainly introduce acquaintances or matchmaking by matchmakers. With the popularity of mobile social network platforms, Internet dating has spawned more business service models.

Live broadcasting on new media platforms has developed for nearly ten years and has become the main driving force of major online platform lication scenarios. Live broadcasting can help users build links, self-present, interact and provide content. The live streaming industry started in 2005 and broke out in 2016 ("Thousand Broadcast War"). Since 2019, the whole industry has entered a mature period, and some subdivided tracks, such as live streaming e-commerce, have seen explosive growth. The tool attribute of live broadcasting has also gradually emerged. The content of live broadcasting has penetrated from a single show to e-commerce, sports, finance, education, social networking and other fields.

XYJ TECHNOLOGY CORPORATION will continue to enter the metacosmic social concept and embrace new opportunities for the next stop of the Internet. The year 2021 is the first year of the metauniverse, and the social + metauniverse born with the metauniverse is also expected as the  "next realization tuyere". As the existing cutting-edge IT technology (VR, blockchain, big data AI, 5G), Internet of Things, etc., it is expected to solve the biggest pain point of online social networking: the sense of reality and presence. By creating an open ecosystem, users will have more real interactive feelings, more immersive experience, and a sense of continuous social interaction. With the development of digital economy and hardware and software technology, social + universe is based on virtual images, and digital assets, advertising and new marketing strategies based on universe ecology will create a new round of industry realization opportunities. By observing Meta (formerly known as Facebook), Epic fortnite, Roblox, and yuan universe social platform Soul use, social yuan universe will have virtual avatar, social assets, immersion,  economic  system  and inclusive  five  characteristics, AR / VR  equipment technology will be yuan universe  social transmission of scene construction, power social platform to form immersive scene. Users can create a "creator economy" model in the social space to form a meta-universe social platform economic system.

In the future, XYJ TECHNOLOGY CORPORATION will gradually expand its own strength and influence through investment, equity participation and strategic cooperation, and continue to build its own dating network platform. Through the organic combination of online and offline, it will firmly follow in the dating industry and form its own brand effectiveness. XYJ TECHNOLOGY CORPORATION is expected to have 500 offline stores in the next three years, with an average membership of 400, and a total membership of 200,000; while online platform members will reach 1 million, including 100,000 paying members.

Intellectual Property

XYJ TECHNOLOGY CORPORATION, As a dating company with an independent online platform, Ltd may involve in the following intellectual property rights:

1. Software copyright: The online platform developed by the marriage company may involve software copyright, that is, the right to protect the source code and program of the software. Marriage companies can ensure their exclusive rights to online platforms by applying for software copyright.

2. Trademark rights: Marriage companies may register and use specific trademarks to identify their online platforms and brands. Trademark rights protect the exclusive use of trademarks of marriage companies in specific fields and prevent others from using similar trademarks without authorization.

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3. Copyright: The online platform developed by dating companies may involve copyrighted content, such as images, audio, video, etc. Dating companies can ensure exclusive rights to these contents through copyright registration.

4. Invention patent: If a dating company develops a new technology or method, it can apply for an invention patent to protect its innovation.  For  example,  if a  dating  company  develops  a  new  matching  algorithm  or  interaction  method,  it  can  protect  its uniqueness by creating patents.

5. Trade secrets: The dating company may also have some business secrets, such as user databases, algorithms, business plans, etc. Dating companies can take steps to protect these trade secrets, such as signing confidentiality agreements and restricting access to employees and partners.

XYJ TECHNOLOGY CORPORATION d is fully aware of the importance of intellectual property rights and will protect its own intellectual property rights by taking appropriate measures. This includes timely applying for relevant intellectual property protection, signing confidentiality agreements with partners, and strengthening internal intellectual property management.

Legal Proceedings

XYJ TECHNOLOGY CORPORATION, As a dating company with its own online platform, Ltd may be involved in the lawsuits:

1. Infringement lawsuit: If the online platform of the dating company is considered by other companies or individuals to infringe its intellectual property rights, it may face an infringement lawsuit. For example, if a dating company's online platform is highly similar to other companies, it could be accused of infringing its software copyright or trademark rights.

2. Antitrust litigation: If dating companies have a monopoly in the market, they may face antitrust litigation. For example, if dating companies restrict competition or monopolize the market by abusing their market position, they may be accused of violating antitrust laws.

3. Protect user privacy lawsuits: If dating companies fail to properly protect users' personal information and privacy, they may face lawsuits filed by users. For example, a dating company leaking a user's personal information or collects and uses it without the user's consent could be accused of violating a user's privacy rights.

XYJ TECHNOLOGY CORPORATION. is fully aware of these litigation risks and takes steps to reduce the risks. This includes compliance with relevant laws and regulations, protecting user privacy, signing appropriate agreements with partners, and timely resolution of any intellectual property disputes. At present, XYJ TECHNOLOGY CORPORATION, is not involved in Ltd.

Our Culture

XYJ TECHNOLOGY CORPORATION is a dating brand company that focuses on providing high-quality dating services  for the new  generation  and middle-aged  and  elderly  single people with  clear  dating plans,  and  accurately matching individual needs with a strong digital system. The company focuses on the service innovation of the marriage market, and helps offline stores to quickly improve their brand power and influence with standardized, standardized, technological and large-scale operation. At the same time, the online platform creates personalized "Al matchmaker" to analyze user data preferences, and use the powerful web3 environment big data to match accurate and appropriate potential objects for users. Offline layout of thousands of urban stores, providing marriage advice, dating advice, to meet personalized needs, to create a real, safe and efficient global marriage industry, and a happy ecology integrating social networking, marriage, travel and education.

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XYJ TECHNOLOGY CORPORATION's vision is to establish a marriage and social universe with users through its unique and powerful offline and online linkage ability, so that users can gain real happiness and sense of belonging, and solve the marriage problems of current Generation Z young people and middle-aged and elderly people.

XYJ TECHNOLOGY CORPORATION's goal is to help 100 million individuals escape the single, successfully form a happy family, help 10 million families grow up happily, and realize a rich life of wealth and love. Our vision is to build an international happiness industry ecology and help improve the happiness index of all mankind. We will adhere to the belief of "do something that can be passed on, live up to the years, gather a happy garden and share youth", which is inconsistent with our mission of "building an international social platform, promoting family happiness and leading the world".

Under this vision and goal, XYJ TECHNOLOGY CORPORATION always adhere to 1. Customer-centered, put customer needs and satisfaction in the first place, and is committed to providing customers with quality service and experience.2. Employees are required to maintain a high degree of professional ethics and confidentiality, and respect the privacy and rights of customers.3. Encourage employees to constantly innovate and enterprising, and constantly improve service quality and market competitiveness.4. Encourage communication and collaboration among employees to jointly achieve the company's goals.5. Pay attention to the welfare and development of employees, provide a good working environment and training opportunities, and stimulate the enthusiasm and creativity of employees.6. Actively fulfill their social responsibilities, pay close attention to social issues and public welfare undertakings, and make contributions to the society.

XYJ TECHNOLOGY CORPORATION Through building and shaping the excellent corporate culture, it attracts and retains excellent talents, and improves the competitiveness and market position of the company. At the same time, a good corporate culture can also enhance the brand image and reputation of XYJ TECHNOLOGY CORPORATION, and attract more customers and partners.

PESTEL Analysis

1.Industry analysis

(1)Basic information about the industry

XYJ TECHNOLOGY CORPORATION belongs to the mobile social network industry. At the level of industry segmentation, it belongs to the open social platform industry. Based on online dating websites and online platforms, it relies on multiple product matrix such as stranger social networking, cloud dating, live broadcasting, and enables its track.

Mobile social network is a kind of social networking, which is the continuation and expansion of real social networking. After the emergence of communication technology and Internet, telephone, information, video and other communication methods, which are specifically manifested in online text and video chat, live shows of major platforms, online interest communities and so on.

Social  networking  is  not  the  same  as  instant  messaging,  and  carries  the  social  needs  of  users.  Social  networks  focus  on entertainment, while instant messaging such as Whats online platform and wechat focus on tool attributes. Due to the large number of acquaintances and friends in the "circle of friends" and the narrow width, the existence of users is not rich enough. Novel social needs need to be  filled,  and there  is  a need to  expand the  social relationship  chain.  Strangers,  semi-strangers  socialize,  live broadcasting, metacosmic community and other ways are used to expand the social relationship chain, to meet the needs of users to expand social relations, while taking into account the use experience.

There are four main mobile Internet tracks: tool applications, content / media platforms (including graphics, audio and video, community, search, portal, etc.), e-commerce (physical e-commerce + service e-commerce + new retail) and game track. Almost every track has some products that have social network attributes. The long tail effect in the mobile social field is obvious. In the field of acquaintance social networking, twitter, facebook, Wechat, What online platforms have a super moat, and their position is difficult to shake. Many new entrants aim at the vertical social field to seize the subdivision track and build social entrance to seek new traffic growth points.

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(2) The development process of the mobile social networking industry

Although mobile social network (SNS) is not equal to instant messaging (IM), but the development of the two is closely related, instant messaging (IM) software as users, before the social network (SNS) function, driven by network technology, the evolution path of IM products is: E-mail-online chat-short message-PC era: ICQ-mobile Internet era: Whonline platform, WeChat, etc.; the main function of SNS products is to make new friends, from the initial alumni record, personal space mode to love, interest, workplace and other common development.

(3) The development status of the mobile social networking industry

From a macro perspective, the international Internet industry has entered a stage of steady growth, and the digital economy has provided important support for the global economic recovery. In 2021, the estimated value added of the digital economy in 47 countries  was  us  $38.1  trillion,  with  a  nominal  year-on-year  growth  of  15.6%,  accounting  for  45.0%  of  GDP.  Industrial digitalization is still the main engine of the development of the digital economy, accounting for 85% of the digital economy. Among them, the tertiary industry digitalization leads the transformation and development of the industry, and the digital economy of the  primary,  secondary  and  tertiary  industries  accounts  for  8.6%,  24.3%  and  45.3%  of the  added  value  of the  industry, respectively.  It has maintained  a  steady  growth rate  from  2017 to  2020. And the  income  of Internet  enterprises has  always maintained a certain growth rate, belonging to a stable stage of development.

The increase of network popularity has provided a huge potential user base for mobile social networks. With the popularization of the Internet and the iteration of communication technology, the number of Internet users continues to grow, the network penetration rate of urban and rural areas has increased significantly, and the base of Internet users continues to expand. According to The White Paper  on  Global  Digital  Governance  in  2022,  digital  globalization  has  been  deepened,  and  network  coverage  has  gradually increased. From 2015 to 2021, the international bandwidth increased from 155 Tbit/s to 932 Tbit/s, the fixed broadband penetration rate increased from 11.4% to 16.7%, the coverage rate of mobile networks with 3G and above increased from 78.3% to 95%, and the Internet penetration rate increased from 40.5% to 66% (see Figure 2). The coverage and quality of network coverage were greatly improved.

News agency applications are stable, but demand in social segments kept rising. According to the data released by the multi- platform netizen behavior monitoring platform, the usage time of the news agency application users and the user penetration rate have entered a stable stage, and the demand of the instant messaging industry (IM) has declined. In contrast, the image and video community, text communication community, these and mobile  social network (SNS) related  segment industry growth is very noteworthy.

Generation Z Is the main driving force of social networking, and Generation Z (for people born between  1995 and 2009) is the main driving force for the evolution of the international social networking market. As a group that grew up in the Internet era, Generation Z is more accustomed to interacting with people online, and has also become the group most deeply infiltrated and depicted by Internet algorithms. On the one hand, it benefits from the convenience of smart technology and mobile phone products, and on the other hand, the generation is more eager to build real connections and deep relationships outside the social circle. Unlike traditional "acquaintance networking", they aspire to build deeper connections with like-minded people in the virtual world, to open up and speak freely.

Generation Z Group is a highly sticky user group of social networks, but also has higher consumption willingness and strength. Generation Z groups are characterized by high education, informatization, better economic level and consumption strength, high degree of independent decision-making, and more willing to "pay" for online digital products.

According to the usage time, Generation Z group belongs to the highly sticky user group of mobile social network. More than 60% of Generation Z group use its related functions for more than 1 hour per week, and 36% of Generation Z users use more than 3 hours per week.

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At the  same  time,  according  to  the  survey  data,  we  can  conclude  that  on  the vertical  level  and  level  the  two perspectives, Generation Z groups have stronger consumption and consumption power, vertical, Generation Z group both low consumption and high  consumption  groups,  have  higher  consumption  will,  from  the  time  level  (2017-2026E)  contrast,  mobile  Z  social  users generation users generally for the mobile  social platform to bring higher income. The new generation of online  social users, dominated by Generation Z, will drive the gradual expansion of the value-added service market.

(4) Subdivisions: open social networks

The open mobile social network, known as stranger social, corresponds to the "closed social network based on offline acquaintance relationship". Compared with Tiktok and other products that rely on one-way matching algorithms and only consider one-way satisfaction, stranger social networking is products targeting two-way matching and two-way satisfaction (such as Soul, Tinder, Badoo, etc.), so its modeling and algorithm are extremely complex. Secondly, stranger social interaction has unique and non- standard characteristics, which means that each user has different looks, occupation, personality, and even the same person has different performance for different people.

Generally speaking, the social goals of strangers mainly consider three dimensions: activity (including the number of new accounts, length of use, daily visits, conversation frequency, etc.), preference (liking rate, etc.), attraction (liking rate, information click- through rate, information viewing time, etc.). The intelligent recommendation system needs to estimate the two-way probability by matching the probability of "liking" of both parties, so as to get the success rate of the private chat. The timeliness and success rate of feedback will affect the activity and retention of users.

2. Track analysis

In this environment, XYJ TECHNOLOGY CORPORATION. choose to build on the open mobile social network, take  dating  and  live broadcasting  as the main profit track,  and  introduce the  concept  of meta-universe to  lead the transformation of social applications.

Live broadcasting has been developing for more than ten years, and has become the main driving force of all major application scenarios. As users are accustomed to using live broadcasting for entertainment and relaxation, the users and market size of live broadcasting have increased significantly. Stream Hatchet According to the 2022 annual report of the global live broadcasting industry (excluding mainland China) released by Liuaxe Data, the live broadcasting platform has always had a relatively stable user group,  and is  also  an  excellent brand marketing  and new  game publicity  and  distribution  channel. Mainstream  overseas  live streaming platforms (Twitch + Youtube Gaming + Facebook Gaming) received 29.5 billion hours of views throughout the year. Anchors have established an emotional connection with the audience in the live broadcast, so the overall user stickiness is strong.

Compared with game live broadcast, the company's main live broadcast show, live broadcast with goods has higher user stickiness and stronger realization ability. Although the user scale of the live broadcast of the show is small, the single user value and market size of the live show are larger than those of the game live broadcast, with strong economic strength and stronger payment ability. Users' rewards and sharing of goods to anchors have also become the most important source of income for platforms and anchors.

Dating track, the company is committed to finding new breakthrough points in mature markets. Traditional dating methods mainly introduce acquaintances or matchmaking by matchmakers. With the popularity of mobile social network platforms, Internet dating has spawned more business service models.

At the same time, according to Anxin International, 38.7 percent of single people are willing to try online dating, 25.5 percent are uncertain, and 25.5 percent are clearly unwilling. Considering the shy group and those who don't know much about online dating, we believe that those willing to use Internet dating are at least 40 percent of the overall single group. From the perspective of age division, the age group of Internet dating users accounts for the largest group aged 25-30, followed by users under 25. It can be seen that Generation Z has become the dominant group and the biggest driving force for development in the dating market.

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Enter the concept of universal social networking, and embrace the new opportunities of the next stop of the Internet. The year 2021 is the first year of the metauniverse, and the social + metauniverse born with the metauniverse is also expected as the  "next realization tuyere". As the existing cutting-edge IT technology (VR, blockchain, big data AI, 5G), Internet of Things, etc., it is expected to  solve the biggest pain point of online  social networking: the  sense  of reality  and presence, by  creating  an  open ecosystem, giving users a more real interactive experience, deeper immersive experience, and continuous social sense.

With the development of digital economy and hardware and software technology, social + universe is based on virtual images, and digital assets, advertising and new marketing strategies based on universe ecology will create a new round of industry realization opportunities. By observing Meta (formerly known as Facebook), Epic fortnite, Roblox, Tinder, and China's yuan universe social platform Soul use situation, social universe will have virtual avatar, social assets, immersion, economic system and inclusive five characteristics, AR / VR equipment technology will be yuan universe social realize the spread of the scene construction, power social platform form immersive scene. Users can create a "creator economy" model in the social space to form a meta-universe social platform economic system.

Yuan universe will be the virtual world and the real world in the  economic  system,  social  system  and identity  system close integration, will be in a social scene in a parallel to reality, real-time online virtual world, users can rely on their own virtual avatar, experience a variety of immersive social scene, in close to the real common experience to establish social connection. In the vision of Meta founder Mark Zuckerberg, in the meta-universe, everyone can use their favorite virtual image, and all the activities of users will be completed in the virtual space through the virtual identity. The virtual identity in the meta-universe has the characteristics of consistency and a strong sense of substitution. Generally, relying on customized virtual images, the unique characteristics of image skin and image will make users have a unique sense of immersion and sociability. Virtual images can be transformed according to users' preferences, and even a new profession of "face pinching" is born. By designing heads with new personalities, face pinching form a unique universe assets to sell in the virtual world. In addition, virtual identity greatly meets Generation Z's demand for strangers to socialize, and reduces the online social mode of blind face viewing, thus forming a pressure-free social experience based on personal interest and three views.

Yuan universe will help social platform to accelerate the open social network, the core of the universe lies in the formation of the economic system, yuan universe social as a platform to create value, realize value and share value platform, users can be in social space to create "creator economy" mode, using the yuan universe strong UGC (user-generated content, published by ordinary users in the network community) properties, create and expand their virtual space, and by creating and selling original goods to earn income. The social platform may own its own virtual digital currency to form its exclusive economic system. For example, Soul launched Soul coin or its prototype, and users can enjoy various services such as virtual world decoration virtual image through Soul coin, increase the number of matches between users, and give virtual gifts.

3. Market potential analysis

The open social field is highly competitive, and it is difficult to form a dominant player. Match Group, the global online dating leader, once said that the online dating industry has three characteristics: 1) low penetration; 2) not winner takes all; 3) users use at least three similar products at the same time. According to the Statista survey data, in 2022, a large number of products used in the US online dating brands maintained a penetration rate of about 30%, including Bumble 36%, Tiner 33%, etc. In fact, Match Group also practices a multi-product matrix strategy, including dozens of online dating apps, including Tinder, Match, OkCupid, and Hinge.

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This also means that two points, the new players will not develop too difficult, with the development of Soul, as a nearly five years to gradually enter the user view of social software, its activity and MAU has been in rapid growth stage, by 2024, Soul monthly average active users of 31.6 million, daily average active users of 9.3 million, basic is 3 times in 2022.

To sum up, the international marriage market still has great potential, XYJ TECHNOLOGY CORPORATION has a certain market competitiveness.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our directors and executive officers as of the date of this prospectus.

Name	Age	Position/Title
Wang Chen	53	Chief Executive Officer
Yan Tingting	40	Chief Financial Officer and Director
Gao Fei	49	Chief Operating Officer and Director

Introduction

Mr. Wang Chen

Wang Chen, a leading figure of the "Golden Standard Award" in China's wedding industry and a recipient of the title "Top 100 Influential People in China's Wedding Industry" in 2019, is also an outstanding representative of China's banquet industry in the 4.0 era. He currently serves as Deputy Director of the Wedding Industry Development Committee of the China Traditional Culture Promotion Association, Vice Chairman of the National Industry-Education Integration Community for Marriage Services, and President of the Fujian Wedding Etiquette Industry Association. He is also a member of the National Standard Formulation Group of the Wedding and Marriage Work Committee of the China Social Work Federation, Senior Consultant of the Palace Museum's "Guanxi Dragon and Phoenix Auspicious" project, Visiting Professor at Quanzhou Huaguang Wedding College in Fujian, and Expert Committee Member of the International Wedding Planner Registration Association, while acting as a Special Lecturer for the "Cultural Tourism Leader" program by Yidong. With in-depth experience in the wedding and cultural tourism sector, he possesses profound qualifications and extensive influence in industry standard formulation, industrial integration and development, and professional talent training.

Mr. Yan Tingting

Yan Tingting, Co-founder and CFO of XYJ TECHNOLOGY CORPORATION and Fujian Xiyuanji Technology Co., Ltd., is a leading figure in China’s wedding industry and also serves as a Senior Lecturer at Fujian Huaguang University. She holds professional qualifications including Level 1 Marriage and Marital Status Consultant, China Wedding Venue Star Rating Assessor, and Senior Psychological Consultant. With years of in-depth experience in the wedding industry, she combines expertise in corporate financial operation and management, industry professional certification, and teaching practice, providing multi-faceted support for industrial development and enterprise operation.

Mr. Gao Fei

Gao Fei, 49, Master of Business Administration from City University of Macau, currently serves as the COO of XYJ TECHNOLOGY CORPORATION and Fujian Xiyuanji Technology Co., Ltd. He has laid a solid foundation for business management and organizational operations with professional qualifications including Level 1 Human Resource Manager and Intermediate Economist. Complemented by interdisciplinary skills such as ACI International Certified Psychological Consultant (USA), Senior Psychological Consultant, Senior Health Manager, and Family Education Instructor, he has formed a cross-field comprehensive service advantage, providing multi-dimensional support for marketing management, team empowerment, and in-depth insight into user needs.

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Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part.

Subject to the Nasdaq rules and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or proposed contract or transaction notwithstanding that he may be interested therein provided that the nature of the interest of any director in such contract or transaction shall be disclosed by him or her at or prior to its consideration and any vote on that matter, and if he or she does so his or her vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or proposed contract or transaction is considered. Our board of directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property and uncalled capital, and issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.

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Board Committees

Prior to the completion of this offering, we intend to establish an audit committee, a compensation committee and a nomination and corporate governance committee under our board of directors. We intend to adopt a charter for each of the committees prior to the completion of this offering. Each committee’s members and functions are described below.

Duties of Directors

Under Cayman law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. In certain limited exception circumstances, a shareholder has the right to seek damages in our name if a duty owed by our directors is breached.

Our board of directors has all the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

•	convening shareholders ’ annual general meetings and reporting its work to shareholders at such meetings;
•	declaring dividends and distributions;
•	appointing officers and determining the term of office of officers;
•	exercising the borrowing powers of our company and mortgaging the property of our company; and
•	approving the transfer of shares of our company, including the registering of such shares in our share register.

Terms of Directors and Executive Officers

Our directors are not subject to a term of office and hold office until such time as they are removed from office by ordinary resolution or the unanimous written resolution of all shareholders.

Our officers are elected by and serve at the discretion of our board of directors, and may be removed by our board of directors.

Corporate Governance

Our board of directors has adopted a code of business conducts and ethics, which is applicable to all of our directors, officers, employees and advisors. We will make our code of business conducts and ethics publicly available on our website. In addition, our board of directors has adopted a set of corporate governance guidelines. The guidelines reflect certain guiding principles with respect to our board’s structure, procedures and committees. The guidelines are not intended to change or interpret any law, or our memorandum and articles of association, as amended from time to time. The code of business conducts and ethics and corporate governance guidelines all become effective upon completion of this offering.

Employment Agreements and Indemnification Agreements

We have entered into employment agreements with each of our executive officers for a specified time period providing that the agreements are terminable for cause at any time. The terms of these agreement are substantially similar to each other. A senior executive officer may terminate his or her employment at any time by 30-day prior written notice. We may terminate the executive officer’s employment for cause, at any time, without advance notice or remuneration, for certain acts of the executive officer, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties.

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Application for Nasdaq Listing

We intend to apply to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “XYJG.” We will not consummate and close this offering without a listing approval letter from Nasdaq. Our receipt of a listing approval letter is not the same as an actual listing on the Nasdaq. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this offering sufficient to satisfy applicable listing criteria, our ordinary shares will in fact be listed. We do not intend to apply to list the representative’s warrants on any security exchange.

Each executive officer has agreed to hold in strict confidence and not to use, except for the benefit of our company, any proprietary information, technical data, trade secrets and know-how of our company or the confidential or proprietary information of any third party, including our subsidiaries and our clients, received by our company. Each of these executive officers has also agreed to be bound by noncompetition and non-solicitation restrictions during the term of his or her employment and typically for two years following the last date of employment.

We expect to enter into indemnification agreements with our directors and executive officers, pursuant to which we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

Foreign Private Issuer Exemption

We are a foreign private issuer within the meaning of the rules under the  Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

•	we are not required to provide as many Exchange Act reports, or as frequently, as a U.S. domestic public company;
•	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;
•	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;
•	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;
•	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and
•

we are not required to comply with Section  16 of the Exchange Act requiring insiders to file public reports of their share ownership  and  trading  activities  and  establishing  insider  liability  for  profits  realized  from  any  “short-swing”  trading transaction.

We intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, which permit us to follow certain corporate governance rules that conform to the Cayman requirements in lieu of many of the Nasdaqcorporate governance rules applicable to U.S. companies. As a result, our corporate governance practices may differ from those you might otherwise expect from a U.S. company listed on Nasdaq.

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PRINCIPAL SHAREHOLDERS

Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

•	each of our directors and executive officers; and
•	each person known to us to beneficially own more than 5% of our Ordinary Shares on an as-converted basis.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, we have included shares that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares, however, are not included in the computation of the percentage ownership of any other person.

	Ordinary Shares Beneficially Owned Prior to This Offering		Shares Beneficially Owned After This Offering
	Number	%	Number	%
Principal Shareholders:
Fujian Xiyuanji Technology Co., Ltd		100

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DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company with limited liability and our affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands, which is referred to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$             , divided into              Ordinary Shares, with a par value of US$0.0001 each. All of our shares to be issued in the offering will be issued as fully paid. There are              Ordinary Shares issued and outstanding as of the date of this prospectus.

Ordinary Shares

As of the date of this Prospectus, the Company has no outstanding options, warrants and other convertible securities.

Listing

We intend to apply to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “XYJG” . We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for the Ordinary Shares is                               .

Objects of Our Company

Under the Articles, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by Cayman Islands law.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are not Cayman Islands residents may freely hold and vote their shares.

Voting Rights

At  each  general  meeting,  each  shareholder  who  is  present  in person  or  by proxy  (or,  in  the  case  of a  shareholder  being  a corporation, by its duly authorized representative) will have one (1) vote for each Ordinary Share.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes attached to the  Ordinary  Shares  cast  by  those  shareholders  entitled  to  vote  who  are  present  in  person  or  by  proxy  (or,  in  the  case  of corporations, by their duly authorized representatives) at a general meeting, while a special resolution requires the affirmative vote of a majority of not less than two-thirds of the votes attached to the Ordinary Shares cast by those shareholders who are present in person or by proxy (or, in the case of corporations, by their duly authorized representatives) at a general meeting. Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our company, as permitted by the Companies Act and our amended and restated memorandum and articles of association. A special resolution will be required for important matters  such as a change of name or making changes to our amended and restated memorandum and articles of association.

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Our Memorandum and Articles of Association

The following are summaries of the material provisions of our amended and restated memorandum and articles of association and the Companies Act, insofar as they relate to the material terms of our Ordinary  Shares. They do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, a copy of which is filed as an exhibit to the  registration  statement  of  which  this  prospectus  is  a  part  (and  which  is  referred  to  in  this  section  as,  respectively,  the “memorandum” and the “articles”).

Meetings of Shareholders

The directors may convene a meeting of shareholders whenever they think necessary or desirable. We must provide notice counting from the date service is deemed to take place, stating the place, the day and the hour of the general meeting and, in the case of special business, the general nature of that business, to such persons who are entitled to receive such notices from the Company. Our board of directors must convene a general meeting upon the written requisition of one or more shareholders entitled to attend and vote at general meeting of the Company holding not less than  10% of the paid up voting share capital of the Company in respect to the matter for which the meeting is requested.

No business may be transacted at any general meeting unless a quorum is present at the time the meeting proceeds to business. One or more shareholders present in person or by proxy holding in aggregate at least a majority of the paid up voting share capital of the Company shall be a quorum. If, within half an hour from the time appointed for the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be dissolved. In any other case, it shall stand adjourned to the same day in the next week, at the same time and place and if, at the adjourned meeting, a quorum is not present within half an hour from the time appointed for the meeting, the shareholders present and entitled to vote shall be a quorum. At every meeting, the shareholders present shall choose someone of their number to be the chairman.

A corporation that is a shareholder shall be deemed for the purpose of our amended and restated memorandum and articles of association to be present at a general meeting in person if represented by its duly authorized representative. This duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were our individual shareholder.

Meetings of Directors

The business of our company is managed by the directors. Our directors are free to meet at such times and in such manner and places within  or  outside the  Cayman  as the  directors  determine to be necessary  or  desirable. The  quorum necessary  for the transaction of the business of the directors may be fixed by the directors, and unless so fixed, if there be more than two directors shall be two, and if there are two or less Directors shall be one. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all of the directors.

Winding Up

If we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the paid up  capital  at  the  commencement  of the  winding up,  the  excess  shall  be  distributable  among  those  shareholders  in proportion to the capital paid up at the commencement of the winding up on the shares held by them respectively. If we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the paid up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the capital paid up at the commencement of the winding up on the shares held by them, respectively. If we are wound up, the liquidator may with the sanction of a special resolution and any other sanction required by the Companies Act, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not), and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders.

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The liquidator may also vest the whole or any part of these assets in trusts for the benefit of the shareholders as the liquidator shall think fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Calls on Ordinary Shares and forfeiture of Ordinary Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least one month prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption, Repurchase and Surrender of Ordinary Shares

We may issue shares on terms that such shares are subject to redemption, at our option, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by an ordinary resolution of our shareholders. The Companies Act and our amended and restated memorandum and articles of association permits us to purchase our own shares, subject to certain restrictions and requirements. Subject to the Companies Act, our amended and restated memorandum and articles of association and to any applicable requirements imposed from time to time by the Nasdaq, the U.S. Securities and Exchange Commission, or by any other recognized stock exchange on which our securities are listed, we may purchase our own shares (including any redeemable shares) on such terms and in such manner as been approved by the directors or by an ordinary resolution of our shareholders. Under the Companies Act, the repurchase of any share may be paid out of our Company’s profits, or out of the share premium account, or out of the proceeds of a fresh issue of shares made for the purpose of such repurchase, or out of capital. If the repurchase proceeds are paid out of our Company’s capital, our Company must, immediately following such payment, be able to pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act, no such share may be repurchased (1) unless it is fully paid up, and (2) if such repurchase would result in there being no shares outstanding other than shares held as treasury shares. The repurchase of shares may be effected in such manner and upon such terms as may be authorized by or pursuant to the Company’s articles of association. If the articles do not authorize the manner and terms of the purchase, a company shall not repurchase any of its own shares unless the manner and terms of purchase have first been authorized by a resolution of the company. In addition, under the Companies Act and our amended and restated memorandum and articles of association, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

Variations of Rights of Shares

If at any time, our share capital is divided into different classes of shares, all or any of the rights attached to any class of our shares may (unless otherwise provided by the terms of issue of the shares of that class) be varied with the consent in writing of the holders of two-thirds of the issued shares of that class or with the sanction of a resolution passed by at least a two-thirds majority of holders of shares of that class as may be present in person or by proxy at a separate general meeting of the holders of shares of that class.

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Objects of Our Company

Under  our  post-offering Amended  and  Restated  Memorandum  and  Articles  of Association,  the  objects  of  our  company  are unrestricted, and we are capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by section 27(2) of the Companies Act.

Ordinary Shares

Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends

The holders of our ordinary shares are entitled to such dividends as may be declared by our board of directors. Our post-offering Amended and Restated Memorandum and Articles of Association provide that dividends may be declared and paid out of the funds of our company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid out of our share premium if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.

Voting Rights

Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by:

•	the chairperson of such meeting;
•	by at least three shareholders present in person or by proxy for the time being entitled to vote at the meeting;
•	by shareholder(s) present in person or by proxy representing not less than one-tenth of the total voting rights of all shareholders having the right to vote at the meeting; and
•

by shareholder(s) present in person or by proxy and holding shares in us conferring a right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all shares conferring that right.

An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters  such as a change of name, making changes to our post-offering Amended and Restated Memorandum and Articles of Association, a reduction of our share capital and the winding up of our company. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.

General Meetings of Shareholders

As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders ’ annual general meetings. Our post-offering Amended  and Restated Memorandum  and Articles  of Association provide that we  shall,  if required by the Companies Act, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it, and the annual general meeting shall be held at such time and place as may be determined by our directors. General meetings, including annual general meetings, may be held at such times and in any location in the world as may be determined by the Board. A general meeting or any class meeting may also be held by means of such telephone, electronic or other communication facilities as to permit all persons participating in the meeting to communicate with each other, and participation in such a meeting constitutes presence at such meeting.

Shareholders ’ general meetings may be convened by the chairperson of our board of directors or by a majority of our board of directors. Advance notice of at least ten clear days is required for the convening of our annual general shareholders ’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of, at the time when the meeting proceeds to business, two shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to issued and outstanding shares in our company entitled to vote at such general meeting.

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The Companies Act does not provide shareholders with any right to requisition a general meeting or to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our post-offering Amended and Restated Memorandum and Articles of Association provide that upon the requisition of any one or more of our  shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, our board will convene an extraordinary general meeting and put the resolutions so requisitioned  to  a  vote  at  such  meeting.  However,  our  post-offering  Amended  and  Restated  Memorandum  and  Articles  of Association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares

Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or in a form prescribed by Nasdaq or any other form approved by our board of directors. Notwithstanding the foregoing, ordinary shares may also be transferred in accordance with the applicable rules and regulations of Nasdaq.

Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:

•

the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

•	the instrument of transfer is in respect of only one class of ordinary shares;
•	the instrument of transfer is properly stamped, if required;
•	in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and
•	a fee of such maximum sum as the Nasdaq may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration  of transfers may,  after  compliance with  any notice required  in  accordance with the rules  of the Nasdaq, be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our board may determine.

Liquidation.

On the winding up of our company, if the assets available for distribution amongst our shareholders shall be more than sufficient to repay the whole  of the  share  capital  at the  commencement  of the winding up, the  surplus  shall  be  distributed  amongst  our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise.  If our  assets  available  for  distribution  are  insufficient to repay  all  of the paid-up  capital,  such the  assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Shares and Forfeiture of Shares

Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.

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Redemption, Repurchase and Surrender of Shares

We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined by our board of directors. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors. Under the Companies Act, the redemption or repurchase of any share may be paid out of our company’s profits, share premium or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares

Whenever the capital of our company is divided into different classes the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be varied with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation, allotment or issue of further shares ranking pari passu with such existing class of shares.

Issuance of Additional Shares

Our post-offering Amended and Restated Memorandum and Articles of Association authorizes our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our post-offering Amended  and Restated Memorandum  and Articles  of Association  also  authorizes  our board  of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including, among other things:

•	the designation of the series;
•	the number of shares of the series;
•	the dividend rights, dividend rates, conversion rights and voting rights; and
•	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent of available authorized but unissued shares. Issuance of these shares may dilute the voting power of holders of ordinary shares.

Inspection of Books and Records

Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders  or  our  corporate  records.  However,   our  post-offering  Amended   and  Restated  Memorandum   and  Articles   of Association have provisions that provide our shareholders the right to inspect our register of shareholders without charge, and to receive our annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our post-offering Amended and Restated Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:

•

authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

•	limit the ability of shareholders to requisition and convene general meetings of shareholders.

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However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our post-offering Amended and Restated Memorandum and Articles of Association for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

•	does not have to file an annual return of its shareholders with the Registrar of Companies;
•	is not required to open its register of members for inspection;
•	does not have to hold an annual general meeting;
•	may issue negotiable or bearer shares or shares with no par value;
•	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as an exempted limited duration company; and
•	may register as a segregated portfolio company.

“Limited  liability”  means  that  the  liability  of each  shareholder  is  limited  to  the  amount  unpaid  by  the  shareholder  on  that shareholder’s shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our amended and restated memorandum and articles of association on the rights of non- resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of additional Ordinary Shares

Our amended and restated memorandum and articles of association authorizes our board of directors to issue additional Ordinary Shares from authorized but unissued shares, to the extent available, from time to time as our board of directors shall determine.

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SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have Ordinary Shares outstanding assuming the underwriters do not exercise their over- allotment option to purchase additional Ordinary  Shares. Of that amount, Ordinary  Shares will be publicly held by investors participating in this offering, and Ordinary Shares will be held by our existing shareholders, some of whom may be our “affiliates” as that term is defined in Rule 144 under the Securities Act. As defined in Rule  144, an “affiliate” of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the issuer. Prior to this offering, there has been no public market for our Ordinary Shares. While we intend to list the Ordinary Shares on the Nasdaq Capital market, we cannot assure you that a regular trading market will develop in our Ordinary Shares.

Future sales of substantial amounts of our Ordinary Shares in the public markets after this offering, or the perception that such sales may occur, could adversely affect market prices prevailing from time to time. As described below, only a limited number of our Ordinary  Shares  currently  outstanding  will be  available  for  sale  immediately  after this  offering  due to  contractual  and  legal restrictions  on  resale.  Nevertheless,  after  these  restrictions  lapse,  future  sales  of  substantial  amounts  of  our  ordinary  share, including ordinary share issued upon exercise of outstanding options, in the public market in the United States, or the possibility of such sales, could negatively affect the market price in the United States of our ordinary share and our ability to raise equity capital in the future.

All of the ordinary shares sold in the offering will be freely transferable by persons other than our “affiliates” in the United States without restriction or further registration under the Securities Act. Ordinary shares purchased by one of our “affiliates” may not be resold, except pursuant to an effective registration statement or an exemption from registration, including an exemption under Rule 144 under the Securities Act described below.

The  ordinary  share  held by  existing  shareholders  are,  and  any  ordinary  share  issuable  upon  exercise  of options  outstanding following the completion of this offering will be, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities may be sold in the United States only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act. These rules are described below.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

Our affiliates are subject to additional restrictions under Rule 144. Our affiliates may only sell a number of restricted shares within any three-month period that does not exceed the greater of the following:

•	1% of the then outstanding Ordinary Shares, which will equal approximately Ordinary Shares immediately after this offering; or
•	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

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Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL MATTERS RELATING TO SHARE TRANSFER RESTRICTIONS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF OUR COMMON SHARES OR THE COMMON SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following  summary contains a description of the material U.S. federal income tax and Cayman tax consequences of the acquisition, ownership and disposition of Ordinary Shares and Depositary Shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Ordinary Shares or Depositary Shares. The summary is based upon the on the tax laws of the United States and regulations thereunder and the tax laws of the Cayman and regulations thereunder as of the date hereof, which are subject to change.

Hong Kong Taxation

The taxation of income and capital gains of holders of ordinary shares is subject to the laws and practices of Hong Kong and of jurisdictions in which holders of ordinary shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions under Hong Kong law is based on current law and practice, is subject to changes therein and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in the ordinary shares. Accordingly, each prospective investor (particularly those subject to special tax rules, such as banks, dealers, insurance companies, tax-exempt entities and holders of 10% or more of our voting capital stock) should consult its own tax advisor regarding the tax consequences of an investment in the ordinary shares. The discussion is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. There is no reciprocal tax treaty in effect between Hong Kong and the United States.

Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income tax on its foreign-derived income. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any withholding tax in Hong Kong.

Ⅰ. Tax on Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid by us as a company incorporated in Cayman Islands.

Ⅱ. Profits Tax

No tax is imposed in Hong Kong in respect of capital gains from the sale of property (such as the ordinary shares) unless such sale of property constitutes a transaction in the nature of trade. Trading gains from the sale of property by persons carrying on a trade, profession or business in Hong Kong where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax, which is currently imposed at the statutory tax rate of 16.5% and 15% on corporations and unincorporated businesses, respectively, and at a maximum rate of 15% on individuals. A two-tiered profits tax rates regime applies: 8.25% for corporation and 7.5% for unincorporated businesses and individuals on the first HK$2 million of assessable profit, and 16.5% for corporation and 15.5% for unincorporated businesses and individuals on the remainder of assessable profits. To avoid abuse of the two-tiered tax regime, each group of connected entities can nominate only one entity to apply the two-tiered tax rates. Liability for Hong Kong profits tax may thus arise in respect of trading gains from sales of ordinary shares realized by persons carrying on a business or trading or dealing in securities in Hong Kong.

Ⅲ. Stamp Duty

Hong Kong stamp duty, currently charged at the rate of HK$1.30 per HK$1,000 or part thereof on the higher of the consideration for or the value of the ordinary shares, will be payable by the purchaser on every purchase and by the seller on every sale of ordinary shares (i.e., a total of HK$2.60 per HK$1,000 or part thereof is currently payable on a typical sale and purchase transaction involving ordinary shares). In addition, a fixed duty of HK$5 is currently payable on any instrument of transfer of ordinary shares. If one of the parties to the sale is a non-Hong Kong resident and does not pay the required stamp duty, the duty not paid will be assessed on the instrument of transfer (if any) and the transferee will be liable for payment of such duty.

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Ⅳ. Estate Duty

The Revenue (Abolition of Estate Duty) Ordinance 2005 came into effect on February 11, 2006 in Hong Kong. No Hong Kong estate duty is payable and no estate duty clearance papers are needed for an application for a grant of representation in respect of holders of ordinary shares whose death occurs on or after February 11, 2006.

British Virgin Islands Taxation

The British Virgin Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. No stamp duty is payable in the British Virgin Islands on the issue of shares by, or any transfers of shares of, British Virgin Islands companies (except those which hold interests in land in the British Virgin Islands). The British Virgin Islands is not party to any double tax treaties that are applicable to any payments made to or by the Company.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the British Virgin Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, as the case may be, nor will gains derived from the disposal of our Ordinary Shares be subject to British Virgin Islands income or corporation tax.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government  of the  Cayman  Islands  except  for  stamp  duties  which  may  be  applicable  on  instruments  executed  in,  or,  after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

United States Federal Income Tax Considerations

The  following  discussion is  a  summary  of U.S.  federal income tax  considerations generally  applicable to the  ownership  and disposition of our Ordinary Shares by a U.S. Holder (as defined below) that acquires our Ordinary Shares in this offering and holds our Ordinary Shares as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary  position.  This  discussion,  moreover,  does  not  address  the  U.S.  federal  estate,  gift,  and  alternative  minimum  tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our Ordinary Shares. The following summary does not address  all  aspects  of U.S.  federal  income taxation that may be  important to particular  investors  in  light  of their  individual circumstances or to persons in special tax situations such as:

•	banks and other financial institutions;
•	insurance companies;
•	pension plans;

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•	cooperatives;
•	regulated investment companies;
•	real estate investment trusts;
•	broker-dealers;
•	traders that elect to use a mark-to-market method of accounting;
•	certain former U.S. citizens or long-term residents;
•	tax-exempt entities (including private foundations);
•	individual retirement accounts or other tax-deferred accounts;
•	persons liable for alternative minimum tax;
•	persons who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;
•	investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;
•	investors that have a functional currency other than the U.S. dollar;
•	persons that actually or constructively own 10% or more of our Ordinary Shares (by vote or value); or
•	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each  U.S.  Holder  is  urged  to  consult  its  tax  advisor  regarding  the  application  of  U.S.  federal  taxation  to  its  particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;
•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•

a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (ii) that has otherwise validly elected to be treated as a U.S. person under the Code.

•

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with          , as representative of the Underwriters, or the Representative, in this offering. The Representative may retain other brokers or dealers to act as a sub-agents or selected dealers on their behalf in connection with this offering. The Underwriters will be agreed to purchase from us, on a firm commitment basis, the number of ordinary shares set forth opposite its name below, at the offering price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriters	Number of Shares

Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by its counsel and to other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such Ordinary Shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the Representative’s option to purchase additional Ordinary Shares described below.

Certain of the underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC.            is not a

broker-dealer registered with the SEC and does not intend to make any offers or sales of the ordinary shares within the U.S. or to any U.S. persons.

Fees, Commissions and Expense Reimbursement

We will pay the Underwriter a discount equivalent to                   percent (             %) of the gross proceeds of this offering. The

Underwriter proposes initially to offer the ordinary shares to the public at the offering price set forth on the cover page of this prospectus  and to dealers  at those prices less the  aforesaid  fee  (“underwriting discount”)  set  forth on the  cover page  of this prospectus. If all of the ordinary shares offered by us are not sold at the offering price, the Underwriter may change the offering price and other selling terms by means of a supplement to this prospectus.

The following table shows the underwriting fees/commission payable to the Underwriter with this offering:

Per Ordinary Share
Public offering price
Underwriting fees and commissions ( %)
Proceeds, before expenses, to us

In addition to the cash commission, we will also reimburse the Underwriter for accountable out-of-pocket expenses not to exceed $                  . Such accountable out-of-pocket expenses include no more than $                   in Underwriter’s legal counsel fees, due diligence and other like expenses not to exceed $                   and road show, travel, on-boarding fees and other reasonable out-of-pocket accountable expenses not to exceed $                 , background checks expenses not to exceed $                 , and DTC eligibility fees and expenses not to exceed $                     . We have paid to $ in accountable expenses as of the date hereof, which will be refundable to us to the extent actually not incurred by the Underwriter in accordance with FINRA Rule 5110(f)(2)(C).

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We  estimate  that  the  total  expenses  payable  by  us  in  connection  with  the  offering,  other  than  the  underwriting  fees  and commissions, will be approximately $.

We are discussing the offering with some underwriters. As of the date of this prospectus, we have not yet  determined that the underwriters have entered into an underwriting agreement. The underwriting data used below is derived from industry practice and normal fees, which will not be formally recognized until an underwriting agreement is reached. The foregoing does not purport to be a complete statement of the terms and conditions of the underwriting agreement and subscription agreement.

Pricing of the Offering

Prior to the completion of this offering, there has been no public market for our Ordinary Shares. The initial public offering price of the Ordinary Shares has been negotiated between us and the underwriters. Among the factors considered in determining the initial public  offering price  of the  Ordinary  Shares, in  addition to the prevailing market  conditions,  are  our historical performance, estimates of our business potential and earnings prospects, an assessment of our management, and the consideration of the above factors in relation to market valuation of companies in related businesses.

Electronic Offer, Sale, and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters or selling group members, if any, participating in this offering and the underwriters may distribute prospectuses electronically. The underwriters may agree to allocate a number of Ordinary Shares to selling group members for sale to its online brokerage account holders. The Ordinary Shares  to be  sold pursuant  to  internet  distributions will be  allocated  on  the  same  basis  as  other  allocations.  Other  than  the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the underwriters, and should not be relied upon by investors.

Price Stabilization

The Underwriter will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the Underwriter acting as principal. Under these rules and regulations, the Underwriter:

•	may not engage in any stabilization activity in connection with our securities; and
•	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Selling Restrictions

No action has been taken in any jurisdiction (except in the United  States) that would permit a public offering of the Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Ordinary Shares, where action for that purpose is required. Accordingly, the Ordinary Shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the Ordinary Shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1, including relevant exhibits and schedules under the Securities Act, covering the Ordinary Shares offered by this prospectus. You should refer to our registration statements and their exhibits and schedules if you would like to  find out more  about us  and  about the  Ordinary  Shares. This prospectus  summarizes material provisions of contracts and other documents that we refer you to. Since the prospectus may not contain all the information that you may find important, you should review the full text of these documents.

Immediately upon the completion of this offering, we will be subject to periodic reporting and other informational requirements of the Exchange Act, as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. As a foreign private issuer, we are exempt from the rules of the Exchange Act prescribing the furnishing and content of proxy statements to shareholders under the federal proxy rules contained in  Sections 14(a),  (b) and (c) of the Exchange Act, and our executive officers, directors and principal  shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act.

The registration statements, reports and other information so filed can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov. The information on that website is not a part of this prospectus.

No  dealers,  salesperson  or  other person  is  authorized to  give  any  information  or to represent  anything not  contained  in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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INDEX TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

XYJ TECHNOLOGY CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements	page

Consolidated balance sheets as of June 30, 2025 and DEC 31, 2024	83

Consolidated statements of income and comprehensive income as of September 30, 2025	84

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XYJ TECHNOLOGY CORPORATION

AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2025 AND DEC 31, 2024

(UNAUDITED)

(except for share and per share data, unless otherwise noted)

	June 30, 2025	DEC 31, 2024
Assets
Current assets:
Cash and cash equivalents	2,402,846.57	28,819.48
Accounts receivable, net	0	0
Prepaid expenses and other current assets	554,000.00	0
Total current assets	2,956,846.57	28,819.48

Total assets	2,956,846.57	28,819.48

Liabilities, redeemable convertible preferred shares and shareholder’s deficit
Current liabilities:
Accounts payable	(490,457.98)	(93,421.99)
Taxes payable	5,937.82	0
Accrued expenses and other current liabilities	(579,606.87)	(3,502,651.15)
Total current liabilities	(1,064,127.04)	(3,596,073.14)

Shareholders’ equity
Owner capital	360,100.00	360,100.00
Statutory surplus reserves	0	0
Additional paid in capital	3,661,940.00	3,661,940.00
Retained earnings	(1,066.39)	(397,147.38)
Accumulated other comprehensive income (loss)	0	0
Total shareholders’ equity	4,020,973.61	3,624,892.62
Total liabilities and shareholders’ equity	2,956,846.57	28,819.48

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XYJ TECHNOLOGY CORPORATION

AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

AS OF September 30, 2025

(UNAUDITED)

(except for share and per share data, unless otherwise noted)

September 30, 2025
Total revenues	560,216.50
Cost of revenues	164,138.43
Gross profit	396,078.07

Operating expenses	164,546.50
General and administrative expenses	163,874.24
Financial expenses	672.26

Income from operations	231,531.57

Other income (expense)
Other income	0.1
Other expenses	0

Income before income tax expense	231,531.67
Income tax expense	57,882.92
Net income	173,648.75

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification o f Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)

all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)

without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, willful default or fraud.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)

For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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XYJ TECHNOLOGY CORPORATION

EXHIBIT INDEX

Exhibit Number	Description of Document
107*	Calculation of Filing Fee Tables

*	To be filed by an amendment
#	Indicates a management contract or any compensatory plan, contract or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quanzhou, China, on November 20, 2025.

XYJ TECHNOLOGY CORPORATION

By:	/s/ Wang Chen
Name:	Wang Chen
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Wang Chen and Yan Tingting, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Wang Chen	Chief Executive Officer	November 20, 2025
Wang Chen	(Principal executive officer)
/s/ Yan Tingting	Chief Financial Officer and Director	November 20, 2025
Yan Tingting	(Principal financial and accounting officer)

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